AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1997

                                            REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                     ____________________________________

                        CHRYSLER FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)

           MICHIGAN                          38-0961430
State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization                     Identification No.)

                             27777 FRANKLIN ROAD
                       SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3060
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                        CHRYSLER FINANCIAL CORPORATION
                             27777 FRANKLIN ROAD
                       SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3060
   (Name, address, including zip code, and telephone number, including area code,
                            of agent for service)
                     ____________________________________

                                   COPY TO:
                           RENWICK D. MARTIN, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 839-5319
                     ____________________________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after this Registration Statement becomes effective as determined by market conditions.
                     ____________________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. / / _______________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________.


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                     ____________________________________

                       CALCULATION OF REGISTRATION FEE

                                                   PROPOSED    PROPOSED MAXIMUM
                                                   MAXIMUM        AGGREGATE
  TITLE OF EACH CLASS OF      AMOUNT TO BE      OFFERING PRICE     OFFERING           AMOUNT OF
     SECURITIES TO BE         REGISTERED        PER UNIT/(2)/     PRICE/(2)/       REGISTRATION FEE
        REGISTERED
Asset Backed Securities .    $8,000,000,000(1)       100%       $8,000,000,000        $2,424,243


(1) $580,050,210.82 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 33-55789 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $200,016.97 in connection with such unsold amount of Asset Backed Securities was paid previously under the foregoing Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee.
                     ____________________________________

     PURSUANT TO RULE 429, THE PROSPECTUS AND FORMS OF PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO, AND THIS
REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT TO, REGISTRATION STATEMENT NO. 33-55789, WHICH BECAME EFFECTIVE ON OCTOBER 21, 1994, AND ANY UNSOLD SECURITIES REGISTERED THEREUNDER.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Premier Auto Trusts created from time to time by Chrysler Financial Corporation and (ii) two forms of Prospectus Supplement relating to the offering by Premier Auto Trust 199 - of the particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Chrysler Financial Corporation to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. The features applicable to any actual series of Asset Backed Securities may include any features specified in the Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT TO THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED JULY 11, 1997
PROSPECTUS SUPPLEMENT
(To Prospectus dated           , 199_)

                                      $
                          PREMIER AUTO TRUST 199  -
              $            % ASSET BACKED CERTIFICATES, CLASS A
              ($          % ASSET BACKED CERTIFICATES, CLASS B)

                        CHRYSLER FINANCIAL CORPORATION
                             SELLER AND SERVICER

                     ____________________________________

     The Premier Auto Trust 199 -    (the "Trust") will be formed pursuant to
a Pooling and Servicing Agreement,  to be dated as of             , 199  (the
"Closing Date"),  among Chrysler Financial Corporation (the  "Seller" and the
"Servicer") and            , as Trustee, and  will issue $          aggregate
principal amount  of     % Asset Backed  Certificates, Class A (the  "Class A
Certificates") and $          aggregate principal amount of    % Asset Backed
Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). (Only the Class A Certificates are being offered hereby.) The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the trust. The Class B Certificates (, which initially will be sold to and retained by
(         ,  a wholly-owned  subsidiary  of the  seller  (the "Company"))  (a limited liability company (the "Company"), the general partner of which is
      , a wholly-owned subsidiary of the Seller), will evidence in the aggregate an undivided ownership interest in approximately % of the Trust (and will not be offered hereby). The rights of the Class B Certificateholders to receive distributions with respect to the receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The trust property will include a pool of motor vehicle retail installment sale contracts (the "Receivables"), secured by security interests in the motor vehicles financed thereby and including
certain monies due or received thereunder on or after             , 199 , and
certain other property. (The Trustee also will hold monies on deposit in a trust account (the "Pre-funding Account"). Additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") will be purchased
by the Trust from the Seller from time to time on or before             , 199
out of funds on deposit in the pre-funding account.)

     Principal and interest to the extent of the applicable pass through rate generally will be distributed on the day of each month (the "Distribution
Date"), commencing             , 199 .  The Final Scheduled Distribution Date
on the Certificates will be             , 199 .

                        (Continued on following page)

                     ____________________________________

    THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND
      DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL
         CORPORATION, CHRYSLER CREDIT CORPORATION, THE COMPANY OR ANY
         OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR
               THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

                     ____________________________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

                                                       UNDERWRITING DISCOUNT      PROCEEDS TO THE
                                 PRICE TO PUBLIC(1)                                 SELLER(1)(2)
Per Class A Certificate . .              %                       %                       %
Per Class B Certificate . .              %                       %                       %
Total . . . . . . . . . . .              $                       $                       $


(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .
                     ____________________________________

     The (Class A) Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about the Closing Date.

                    ____________________________________

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS           , 199 .

(CONTINUED FROM PRECEDING PAGE)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                        REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer                   Premier Auto Trust  199 -       (the "Trust" or  the
                         "Issuer"), a trust to be formed by the Seller and the Trustee pursuant to the Agreement.

Seller and Servicer      Chrysler  Financial Corporation  (the "Seller",  the
                         "Servicer" or "CFC").

Trustee                  ___________________, as trustee  under the Agreement
                         (the "Trustee").

The Certificates         The Trust  will issue Asset Backed Certificates (the
                         "Certificates")  in an  aggregate initial  principal
                         amount of  $            . The Certificates represent
                         fractional undivided interests in the Trust and will
                         be  issued  pursuant  to  a  Pooling  and  Servicing
                         Agreement to be  dated as of              , 199  (as
                         amended and supplemented from time to time, the "Agreement"), among the Seller, the Servicer and the Trustee.

                         The Certificates will consist of $
                         aggregate  principal amount of                     %
                         Asset Backed  Certificates, Class  A  (the "Class  A
                         Certificates")  and $            aggregate principal
                         amount of               % Asset Backed Certificates,
                         Class B (the "Class B Certificates"). (Only the Class A Certificates are being offered hereby.) Each Certificate will represent a fractional undivided ownership interest in the Trust. The Trust assets will include the Receivables, all monies due
                         thereunder on or after                  ,  199  with
                         respect to the Precomputed Receivables and all monies received thereunder on or after
                         ,  199     with  respect  to  the   Simple  Interest
                         Receivables (each such date, a "Cutoff Date"), security interests in the vehicles financed thereby ("Financed Vehicles"), certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, and certain rights under the Agreement. The Certificates will be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

                         The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately % of the
                         Trust (initially representing $            ) and the
                         Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B
                         Percentage") of approximately         % of the Trust
                         (initially  representing $            ). The Class B
                         Certificates are subordinated to the Class A Certificates to the extent described herein. (The Class B Certificates are not being offered hereby and initially will be sold to and retained by
                                    , a wholly-owned subsidiary of the Seller
                         (the "Company")).

The Receivables          On            , 199 (the  "Closing Date"), the Trust
                         will  purchase            Receivables  (the "Initial
                         Receivables") having an  aggregate principal balance
                         of approximately $           as  of            , 199
                         (the  "Initial  Cutoff   Date"),  from  the   Seller
                         pursuant  to the  Agreement.  On  and following  the
                         Closing Date, pursuant to the Agreement, the  Seller
                         will be obligated, subject  only to the availability
                         thereof, to sell, and the Trust will be obligated to
                         purchase,  subject to  the  satisfaction of  certain
                         conditions set forth therein, additional Receivables
                         (the  "Subsequent Receivables")   from time  to time
                         during  the  Funding   Period  having  an  aggregate
                         principal balance equal to approximately  $
                         (such amount being equal to an amount on  deposit in
                         the Pre-Funding Account (the "Pre-Funded Amount") on
                         the  Closing Date). The  Seller will designate  as a
                         Cutoff Date  (each a  "Subsequent Cutoff Date")  the
                         date as  of which particular  Subsequent Receivables
                         are  conveyed  to  the Trust.  It  is  expected that
                         certain  of   the  Subsequent   Receivables  arising
                         between the Initial Cutoff Date and the Closing Date
                         will be conveyed  to the Trust  on the Closing  Date
                         and  that  other  Subsequent  Receivables  will   be
                         conveyed  to   the  Trust  as  frequently  as  daily
                         thereafter  on dates specified  by the  Seller (each
                         date on which Subsequent Receivables are conveyed to
                         the  Trust  being  referred  to  as  a   "Subsequent
                         Transfer Date") occurring during the Funding Period.
                         See  "Description  of   the  Certificates--Sale  and
                         Assignment of Receivables; Subsequent Receivables" herein.

                         The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the contracts owned by the Seller based on the criteria specified in the Agreement and described herein and in the Prospectus. As of the Initial Cutoff Date, the weighted average annual percentage rate of the Initial Receivables was approximately ____%, the weighted average remaining maturity of the Initial Receivables was approximately ____ months and the weighted average original maturity of the Initial Receivables was approximately ____ months. No Initial Receivable has, and no Subsequent Receivable will have, a scheduled maturity later than (the "Final Scheduled Maturity Date").

                         Subsequent Receivables may be originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

                         The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.

Terms of the
   Certificates          The principal terms  of the Certificates will  be as
                         described below:

  A. Distribution
       Dates Distributions with respect to the Certificates will be made on the day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date")
                         commencing             , 199 . Distributions will be
                         made to holders of the Certificates (the "Certificateholders") of record as of the day immediately preceding such Distribution Date or, if Definitive Certificates are issued, as of the day of the preceding month (a "Record Date"). A "Business Day" is a day that in New York City or in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

  B. Class A Pass
       Through Rate         % per annum (the "Class A Pass Through Rate").

  C. Class B Pass
       Through Rate         % per annum (the "Class B Pass Through Rate").

  D. Class A Interest    On  each   Distribution  Date,  the   Trustee  shall
                         distribute    pro    rata    to    the    Class    A
                         Certificateholders  interest  at  the  Class A  Pass
                         Through Rate on  the Class A Certificate  Balance as
                         of  the last  day of  the  preceding calendar  month
                         (before giving effect to  distributions of principal
                         on such Distribution Date)  generally to the  extent
                         of funds available  from (i) the Class  A Percentage
                         of  the  Interest  Distribution   Amount,  (ii)  the
                         Reserve  Account and (iii) the Class B Percentage of
                         the   Total  Distribution   Amount.  The   "Class  A
                         Certificate Balance" will equal, initially, $
                          and         thereafter will equal the initial Class
                         A Certificate Balance, reduced by all principal distributions on the Class A Certificates.

  E. Class A
       Principal         On  each  Distribution   Date,  the  Trustee   shall
                         distribute pro rata to Class A Certificateholders an
                         amount  equal to  the  Class  A  Percentage  of  the
                         Principal  Distribution  Amount for  the  Collection
                         Period  preceding  such  Distribution  Date  to  the
                         extent of  funds available therefor.  The "Principal
                         Distribution Amount" is the amount of principal paid
                         or, in  certain circumstances, scheduled to  be paid
                         with respect  to the  Receivables  plus, in  certain
                         circumstances,  the principal  balance of  defaulted
                         Receivables,  as  calculated  by  the  Servicer   as
                         described under "Description  of the Certificates --
                         Distributions."  The  Class  A   Percentage  of  the
                         Principal Distribution Amount will be passed through
                         on  each   Distribution   Date  to   the   Class   A
                         Certificateholders to the extent  of funds available
                         from (i)  the Class  A Percentage  of the  Principal
                         Distribution  Amount   (exclusive  of   the  portion
                         thereof attributable to  Realized Losses), (ii)  the
                         Reserve  Account and (iii) the Class B Percentage of
                         the Total Distribution Amount.  In addition, on  the
                         Distribution Date occurring on            , 199 (the
                         "Final Scheduled Distribution  Date"), the principal
                         due   to    be   distributed   to    the   Class   A
                         Certificateholders will  include the  lesser of  (i)
                         the  Class A Percentage of any payments of principal
                         due  and  remaining  unpaid  with   respect  to  the
                         Receivables in the  Trust as of the last  day of the
                         preceding Collection Period and (ii) the  portion of
                         the amount  in clause  (i) above  that is  necessary
                         (after   giving   effect   to   all  other   amounts
                         distributed to  Class A  Certificateholders on  such
                         Distribution  Date and  allocable  to principal)  to
                         reduce  the Class A Certificate Balance to zero. The
                         "Class A Certificate Balance" will equal, initially,
                         $           and, thereafter,  will equal the initial
                         Class A  Certificate Balance reduced by  all amounts
                         previously distributed to Class A Certificateholders
                         as principal. "Realized Losses"  means the excess of
                         the principal balance  of any Liquidated  Receivable
                         over Liquidation Proceeds to the extent allocable to
                         principal received in the Collection Period in which
                         the  Receivable  became a  Liquidated  Receivable. A
                         "Collection Period"  with respect to  a Distribution
                         Date  will be the calendar month preceding the month
                         in which such  Distribution Date occurs, or,  in the
                         case  of the  initial Distribution Date,  the period
                         from the Initial Cutoff Date through the last day of
                         the  calendar month preceding the month in which the
                         initial Distribution Date occurs. The reconciliation
                         methodology    for    determining    the   Principal
                         Distribution Amount, as described under "Description
                         of  the   Transfer  and   Servicing  Agreements   --
                         Distributions  --   Allocation  of   Collections  on
                         Receivables; Reconciliation" in the Prospectus will not be used.

  F. Class B
       Interest On each Distribution Date, the Trustee shall distribute pro rata to the Class B Certificateholders interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the last day of the preceding calendar month (before giving effect to distributions of principal on such Distribution Date) generally to the extent of funds available, after giving effect to the prior rights of the Class A Certificateholders to receive the distribution of principal and interest due them as described above, from (i) the Class B Percentage of the Interest Distribution Amount and (ii) the Reserve Account. The "Class B Certificate Balance"
                         will equal, initially,  $           and, thereafter,
                         will equal the initial Class B Certificate Balance reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

  G. Class B


       Principal         On   each  Distribution   Date,  the   Trustee  will
                         distribute the  Class B Percentage of  the Principal
                         Distribution     Amount    to     the    Class     B
                         Certificateholders to the  extent of funds available
                         (after  giving  effect to  the  distribution of  the
                         interest   and   principal  due   to  the   Class  A
                         Certificateholders and the interest due to the Class
                         B   Certificateholders)   from  (i)   the   Class  B
                         Percentage  of  the  Principal  Distribution  Amount
                         (exclusive  of the  portion thereof  attributable to
                         Realized Losses)  and (ii)  the Reserve  Account. In
                         addition, on the Final Scheduled Distribution  Date,
                         the  principal  required to  be  distributed  to the
                         Class B Certificateholders  will include the  lesser
                         of  (i) the  Class B  Percentage of any  payments of
                         principal due  and remaining unpaid with  respect to
                         the Receivables in  the Trust as of the  last day of
                         the preceding Collection Period and (ii) the portion
                         of  the amount in clause (i) above that is necessary
                         (after   giving   effect   to   all  other   amounts
                         distributed    to    Class    A    and    Class    B
                         Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B
                         Certificate Balance to zero.

  H. Optional
       Prepayment        If the Servicer exercises its option to purchase the
                         Receivables, which  can occur after the Pool Balance
                         declines to 10% or less of the Initial Pool Balance,
                         the  Class  A  Certificateholders  will  receive  an
                         amount  equal to  the  Class A  Certificate  Balance
                         together with accrued  interest at the Class  A Pass
                         Through Rate,  the Class  B Certificateholders  will
                         receive an amount  equal to the Class  B Certificate
                         Balance together  with accrued interest at the Class
                         B  Pass Through Rate,  and the Certificates  will be
                         retired. The  "Initial Pool Balance" will  equal the
                         sum of (i) the Pool Balance as of the Initial Cutoff
                         Date plus  (ii) the aggregate principal  balances of
                         all  Subsequent Receivables added to the Trust as of
                         their  respective   Subsequent  Cutoff   Dates.  See
                         "Description   of  the   Certificates  --   Optional
                         Prepayment" herein.

  I. Mandatory
       Repurchase        The  Certificates will be prepaid, in part, pro rata
                         on  the basis of their initial principal amounts, on
                         the Distribution  Date on  or immediately  following
                         the last day of the Funding Period in the event that
                         any amount  remains  on deposit  in the  Pre-Funding
                         Account after giving  effect to the purchase  of all
                         Subsequent Receivables, including  any such purchase
                         on  such  date   (a  "Mandatory  Repurchase").   The
                         aggregate principal amount of Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account.

                         A limited recourse mandatory prepayment premium (the "Certificate Prepayment Premium") will be payable by the Trust to the Certificateholders if the aggregate principal amount of Certificates to be prepaid pursuant to a Mandatory Repurchase exceeds $
                         . The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of
                         (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the related Pass Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
                         Certificateholders to but excluding           , over
                         (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date
                         on  the                , in  the case  of a  Class A
                         Certificate, and on the           , in the case of a
                         Class B Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Seller or the Trust will be available for the purpose of making such payment.

Pre-Funding Account      During the  period (the  "Funding Period")  from and
                         including the Closing Date until the earliest of (i)
                         the date on  which (a) the amount on  deposit in the
                         Pre-Funding Account is less than $          , (b) an
                         Event of Default  occurs under the Agreement  or (c)
                         certain events  of insolvency occur with  respect to
                         the Seller  or  the Servicer  or (ii)  the close  of
                         business on  the Distribution  Date, the  Pre-Funded
                         Amount will  be maintained as an account in the name
                         of  the  Trustee  (the "Pre-Funding  Account").  The
                         Pre-Funded Amount will initially equal approximately
                         $          , and, during the Funding Period, will be
                         reduced  by  the  amount thereof  used  to  purchase
                         Subsequent  Receivables   in  accordance   with  the
                         Agreement and  the amount  thereof deposited  in the
                         Reserve Account in  connection with the  purchase of
                         such Subsequent Receivables. The Seller expects that
                         the Pre-Funded Amount will be reduced to less than $
                                 by the               Distribution Date.  Any
                         Pre-Funded  Amount  remaining  at  the  end  of  the
                         Funding   Period    will   be    payable   to    the
                         Certificateholders pro rata in proportion to their initial principal amounts.

Subordination            The  rights  of  the Class  B  Certificateholders to
                         receive distributions to which  they would otherwise
                         be  entitled with  respect  to  the Receivables  are
                         subordinated   to  the   rights   of  the   Class  A
                         Certificateholders, as described more fully herein.

Reserve Account          The  Reserve Account will be created with an initial
                         deposit by the Seller on the Closing Date of cash or
                         Eligible Investments having a value of at least $
                              plus an  amount attributable to  the difference
                         between the anticipated  investment earnings on  the
                         Pre-Funded Amount and the weighted average  interest
                         expense   on  the   portion   of  the   Certificates
                         represented  by  the  Pre-Funded   Amount.  On  each
                         Subsequent   Transfer   Date,   cash   or   Eligible
                         Investments  having a value approximately equal to
                         %  of   the  aggregate  principal  balance   of  the
                         Subsequent Receivables conveyed to the Trust on such
                         Subsequent Transfer Date will be withdrawn  from the
                         Pre-Funding   Account    from   amounts    otherwise
                         distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Reserve Account. The amount initially deposited in the Reserve Account by the Seller together with the aggregate amount transferred from the Pre-Funding
                         Account  to the Reserve  Account on  each Subsequent
                         Transfer Date is referred to as the "Reserve Account
                         Initial Deposit".

                         Certain  amounts  in  the  Reserve  Account  on  any
                         Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to (state formula). The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the Total Distribution Amount remaining after the payment of the Servicing Fee and any prior unpaid Servicing Fees, the Class A Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account Balance. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date generally will be released to the Company and will no longer be available to the Certificateholders. The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account       Except  under certain  conditions described  herein,
                         the Servicer  will be required to  remit collections
                         received  with respect to the Receivables within two
                         Business  Days of  receipt thereof  to  one or  more
                         accounts in the name of the Trustee (the "Collection
                         Account"). Pursuant  to the Agreement,  the Servicer
                         will  have  the  revocable  power  to  instruct  the
                         Trustee  to   withdraw  funds  on   deposit  in  the
                         Collection Account and  to apply such funds  on each
                         Distribution  Date to the following (in the priority
                         indicated):  (i)  the Servicing  Fee  for  the prior
                         Collection Period  and any overdue Servicing Fees to
                         the Servicer, (ii) the Class A  Distributable Amount
                         to  the Class A Certificateholders (iii) the Class B
                         Distributable    Amount     to    the     Class    B
                         Certificateholders, and (iv) the remaining balance, if any, to the Reserve Account.

Tax Status               In the  opinion of  Brown & Wood  LLP ("Federal  Tax
                         Counsel") the  Trust will  be treated  as a  grantor
                         trust for federal  income tax purposes and  will not
                         be subject to federal income tax. Certificate Owners
                         will  report  their  pro rata  share  of  all income
                         earned  on the  Receivables (other than  amounts, if
                         any, treated as "stripped coupons")  and, subject to
                         certain  limitations  in  the  case  of  Certificate
                         Owners who are individuals, trusts, or  estates, may
                         deduct their pro rata  share of reasonable servicing
                         and  other fees.  See  "Certain Federal  Income  Tax
                         Consequences"  in  the   Prospectus  for  additional
                         information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA
  Considerations         Subject to the considerations discussed under "ERISA
                         Considerations" herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                         The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the
  Certificates      It  is  a  condition  to  the issuance  of  the  Class  A
                    Certificates that they be rated in the highest investment
                    rating  category by  at least  two  nationally recognized
                    rating agencies(, and it is  a condition to the  issuance
                    of  the Class  B Certificates  that they  be rated  by at
                    least two nationally recognized rating agencies at  least
                    "       " or its  equivalent). There can  be no assurance
                    that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.


                            SPECIAL CONSIDERATIONS


     Limited Liquidity. There is currently no secondary market for the Class A Certificates or the Class B Certificates. The Underwriters currently intend to make a market in the Class A Certificates and the Class B Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates or the Class B Certificates.

     The Receivables and  the Pre-Funding Account.  On the  Closing Date, the
Seller will transfer  to the Trust the approximately  $            of Initial
Receivables and the approximately $           Pre-Funded Amount on deposit in
the Pre-Funding Account. If the principal amount of eligible Receivables originated by CFC during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including the requirement that such Subsequent Receivables have not been repurchased by the Seller through the exercise of an optional repurchase provision contained in another securitization transaction); (ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus;
(iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light duty truck receivables in the portfolio serviced by CFC.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.


     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement at the time of its addition. However, Subsequent Receivables may have been originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Fixed Value Receivables or Receivables generated under the Market Value Pricing program. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

     Social, Economic and Other Factors. The ability of CFC to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light duty trucks. The level of retail sales of automobiles and light duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.

     Trust's Relationship to the Seller; Financial Condition of the Seller and Chrysler Corporation. CFC is not generally obligated to make any payments in respect of the Notes or the Receivables. However, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

     Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $___ billion in 199__, compared with $___ billion in 199__. Net earnings for 199__ were $___ billion, or $____ per common share, compared with $___ billion, or $____ per common share in 199__.

     Chrysler also reported earnings before income taxes and extraordinary item of $_____ million in the fourth quarter of 199__, compared with $_____ million in the fourth quarter of 199__. Net earnings for the fourth quarter of 199__ were $___ million, or $____ per common share, compared with $_____ million, or $____ per common share in the fourth quarter of 199__.

     CFC achieved record net earnings of $___ million in 199__ compared to $___ million and $___ million in 199__ and 199__, respectively. The increase in net earnings for 199__ compared to 199__ primarily reflects net margin improvements partially offset by an increase in the provision for credit losses. The increase in net earnings for 199__ compared to 199__ primarily reflects higher levels of automotive financing, lower operating expenses and lower costs of bank facilities.

     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

     Subordination; Limited Assets. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders. Any amounts released from the Reserve Account to the Company will not be available to the Certificateholders.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account. The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.

     Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category, and the Class B Certificates be rated " " or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the likelihood that the Certificate Prepayment Premium will be paid. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail instalment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (vi) the Pre-Funded Account and
(vii) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and will include any Subsequent Receivables purchased as of any Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

     The Initial Receivables were purchased, and the Subsequent Receivables were or will be purchased, by the Servicer from Dealers in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that each Receivable (i) has an outstanding gross balance of at least ($300) and (ii) as of the applicable Cutoff Date, was not or will not be more than 30 days past due. As of the applicable Cutoff Date, no Obligor on any Receivable was or will have been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable will have financed a Financed Vehicle under CFC's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Certificateholders were or will be used in selecting the Receivables.

     The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not more than
% of the principal balances of the Receivables in the Trust will represent vehicles financed at CFC's used vehicle rates, and (ii) the weighted average APR of the Receivables in the Trust will not be less than %, unless the Seller increases the Reserve Account Initial Deposit by certain specified amounts. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not
greater than                  months.  Such  criteria will  be based  on  the
characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates. In addition, no Receivable will be sold to the Trust if such Receivable has been repurchased by the Seller through the exercise of optional repurchase provisions contained in other securitization transactions.

     The Initial  Receivables  will  represent approximately       %  of  the
aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by annual percentage rate ("APR") and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.

     The composition, distribution by APR and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.


               COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE
                             INITIAL CUTOFF DATE


WEIGHTED                                    WEIGHTED    WEIGHTED
AVERAGE         AGGREGATE                    AVERAGE     AVERAGE     AVERAGE
APR OF          PRINCIPAL     NUMBER OF     REMAINING   ORIGINAL    PRINCIPAL
RECEIVABLES     BALANCE      RECEIVABLES      TERM        TERM       BALANCE

          %     $                            months      months    $



                             DISTRIBUTION BY APR
                          OF THE INITIAL RECEIVABLES

                        AS OF THE INITIAL CUTOFF DATE


                                                                       PERCENT OF
                                                           AGGREGATE    AGGREGATE
                                             NUMBER OF     PRINCIPAL    PRINCIPAL
                 APR RANGE                  RECEIVABLES     BALANCE      BALANCE

0.00% to 3.00%.................
4.01% to 5.00%.................
5.01% to 6.00%.................
6.01% to 7.00%.................
7.01% to 8.00%.................
8.01% to 9.00%.................
9.01% to 10.00%................
10.01% to 11.00%...............
11.01% to 12.00%...............
12.01% to 13.00%...............
13.01% to 14.00%...............
14.01% to 15.00%...............
15.01% to 16.00%...............
16.01% to 17.00%...............
17.01% to 18.00%...............
18.01% to 19.00%...............
19.01% to 20.00%...............
Greater than 20.00%............



                 GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                     AS OF THEIR RESPECTIVE INITIAL CUTOFF DATES



                                 Percent of                         Percent of
                                  Aggregate                         Aggregate
                                  Principal                         Principal
  State(1)                       Balance(2)    State(1)             Balance(2)

  Alabama . . . . . . . . . .                  Montana . . .
  Alaska  . . . . . . . . . .                  Nebraska  . .
  Arizona . . . . . . . . . .                  Nevada  . . .
  Arkansas  . . . . . . . . .                  New Hampshire
  California  . . . . . . . .                  New Jersey  .
  Colorado  . . . . . . . . .                  New Mexico  .
  Connecticut . . . . . . . .                  New York  . .
  Delaware  . . . . . . . . .                  North Carolina
  District of Columbia  . . .                  North Dakota
  Florida . . . . . . . . . .                  Ohio  . . . .
  Georgia . . . . . . . . . .                  Oklahoma  . .
  Hawaii  . . . . . . . . . .                  Oregon  . . .
  Idaho . . . . . . . . . . .                  Pennsylvania
  Illinois  . . . . . . . . .                  Rhode Island
  Indiana . . . . . . . . . .                  South Carolina
  Iowa  . . . . . . . . . . .                  South Dakota
  Kansas  . . . . . . . . . .                  Tennessee . .
  Kentucky  . . . . . . . . .                  Texas . . . .
  Louisiana . . . . . . . . .                  Vermont . . .
  Maine . . . . . . . . . . .                  Virginia  . .
  Maryland  . . . . . . . . .                  Washington  .
  Massachusetts . . . . . . .                  West Virginia
  Michigan  . . . . . . . . .                  Wisconsin . .
  Minnesota . . . . . . . . .                  Wyoming . . .
  Mississippi . . . . . . . .                  Utah  . . . .
  Missouri  . . . . . . . . .


  ---------------
  (1) Based on physical addresses of the Dealers originating the Receivables.
  (2)   Percentages may not add to 100.0% because of rounding.


    By aggregate principal balance, approximately     % of the Initial
Receivables constitute Precomputed Receivables,    % of the Initial
Receivables  constitute Simple Interest Receivables and    % constitute
Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Fixed Value Receivables.

       By aggregate principal balance, approximately    % of the Initial
Receivables, constituting    % of the number of Initial Receivables, as of
the Initial Cutoff Date, represent vehicles financed at CFC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at CFC's used vehicle rates.
Approximately     % of the aggregate principal balance of the Initial
Receivables represent financing of vehicles manufactured or distributed by Chrysler.


                     DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

       Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. It is expected that the Receivables will be originated on average more recently than were, on average, the automobile and light duty truck receivables in the portfolio serviced by CFC. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                              DELINQUENCY EXPERIENCE(1)


                        AT DECEMBER 31,
         199__               199__               199__
    NUMBER               NUMBER              NUMBER
      OF                   OF                  OF
   CONTRACTS  AMOUNT   CONTRACTS   AMOUNT  CONTRACTS  AMOUNT
                     (DOLLARS IN MILLIONS)

                          AT DECEMBER 31,
         199__                 199__                199__
    NUMBER                NUMBER               NUMBER
      OF                    OF                   OF
   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT    CONTRACTS   AMOUNT
                       (DOLLARS IN MILLIONS)


 ___________________
  (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other
       charges. The information   in  the  table  includes   an  immaterial
       amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.


                       CREDIT LOSS/REPOSSESSION EXPERIENCE(1)


                                              YEAR ENDED DECEMBER 31,
                                   199__   199__   199__   199__   199__   199__
                                               (DOLLARS IN MILLIONS)

Average Amount Outstanding
    During the Period . . . . .
  Average Number of Contracts
    Outstanding During the
  Period  . . . . . . . . . . .
  Percent of Contracts Acquired
    During the Period with
    Recourse to the Dealer  . .
  Repossessions as a Percent of
    Average Number of Contracts
    Outstanding . . . . . . . .
  Net Losses as a Percent of
    Liquidations(2)(3)  . . . .
  Net Losses as a Percent of
    Average Amount
    Outstanding(2)  . . . . . .

  ___________________
  (1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

  (2) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

  (3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

       The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts.
Approximately      % of the aggregate principal balance of the Initial
Receivables as of the Initial Cutoff Date represents contracts with recourse to Dealers. This factor was taken into consideration in determining the principal balances of the Class A and Class B Certificates and the Specified Reserve Account Balance. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided the Seller retakes the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                           CHRYSLER FINANCIAL CORPORATION

     Information regarding Chrysler Financial Corporation is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition, as of ____________, 199__, the Seller had approximately _____ employees and was managing $____ billion in finance receivables and provided financial services to automobile dealers and their customers through ___ zone offices in the United States. During 199__, the Seller financed or leased approximately _______ new and used vehicles at retail, including approximately _______ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately _________ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. factory unit sales for the year ended ____________, 199__.


                      WEIGHTED AVERAGE LIFE OF THE CERTIFICATES


     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates.


                           DESCRIPTION OF THE CERTIFICATES

       The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

       In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Principal Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Principal Balance.

       The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of
approximately     % of the Trust and the Class B Certificates will evidence
in the aggregate an  undivided ownership interest (the "Class B Percentage")
of approximately    % of the Trust. (The Class B Certificates, which are not
being offered hereby,  initially will be held by the Company.)

MANDATORY REPURCHASE

       Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date, exceeds $
(a "Mandatory  Repurchase").

       The Certificate Prepayment Premium will be payable by the Trust to the  Certificateholders pursuant to a Mandatory Repurchase if the amount on
deposit  in the Pre-Funding Account exceeds $          .  The Certificate
Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Pass Through Rate or the Class B Pass Through Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders to but excluding           over (ii) the amount of interest
that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such  Distribution Date on
the           . Such excess shall be discounted to  present value to such
Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds that are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.

OPTIONAL PREPAYMENT

       If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate, which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

       Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an
aggregate  principal balance equal to approximately $     (such amount being
equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

       During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent Receivables, (ii) an amount equal to % of the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause
(ii) will be withdrawn from the Pre-Funding Account and  paid to the Seller.

       Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional repurchase provisions contained in another securitization transaction); (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (i) the Seller will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of each applicable Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates and the Class B Certificates are rated in the same respective rating categories in which they were rated at the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.

       Subsequent Receivables may have been originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS

       In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee, the Payahead Account, the Pre-Funding Account and the Reserve Account, in the name of the Trustee on behalf of the Certificateholders. The Reserve Account will not be part of the Trust.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

       Deposits to Collection Account. On or about the        Business Day of
each month (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period).

       On or before each Distribution Date, the Servicer shall cause to be transferred from the Payahead Account to the Collection Account scheduled payments due during the related Collection Period or as may be applied to full prepayments on the Precomputed Receivables.

       On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

       The "Interest Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;
(iii) all Advances made by the Servicer of  interest due on the Receivables;
(iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date.

       The "Principal Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

       The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

              (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

             (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

            (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

             (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);

              (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

             (vi) amounts released from the Pre-Funding Account.

       The Interest Distribution Amount and Principal Distribution Amount with respect to any Distribution Date will not be determined on the basis of the reconciliation methodology described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables; Reconciliation".

       Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of
(A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

       The "Class A Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

       The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

       The "Class B Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

       Calculation of Amounts to Be Distributed. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

       The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover
Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution
Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover
Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class
A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

       On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

       The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

       On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

       The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

       The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Reserve Account the amount remaining in the Collection Account that would otherwise be distributed to the Company, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to, such amounts.

       Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Agreement in Eligible Investments. The Company shall be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

       The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

       The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class
A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

       If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.


                                ERISA CONSIDERATIONS


THE CLASS A CERTIFICATES

       Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates Issued By Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

THE CLASS B CERTIFICATES

       The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                    UNDERWRITING

       Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of (Class A) Certificates set forth opposite its name below:

                      PRINCIPAL AMOUNT OF                     PRINCIPAL AMOUNT OF
  UNDERWRITERS        CLASS A                                 CLASS B
                      CERTIFICATES                            CERTIFICATES

                      $                                       $

     Total  . . . . . $                                       $



       The Seller has been advised by the Underwriters that they propose initially to offer the (Class A) Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of % per (Class A) Certificate. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % per (Class A) Certificate to certain other dealers. After the initial public offering of the (Class A) Certificates, the public offering prices and such concessions may be changed.


                                   LEGAL OPINIONS

       In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be
passed  upon for the Trust by (        ). (        may from time to time
render legal services to CFC and its affiliates).


                                   INDEX OF TERMS


Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Certificate Prepayment Amount . . . . . . . . . . . . . . . . . . . . . .   S-
Certificate Prepayment Premium  . . . . . . . . . . . . . . . . . . . . .   S-
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .   S-
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . .   S-
Class A Pass Through-Rate . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .   S-
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . .   S-
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . . . . .   S-
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .   S-
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .   S-
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . .   S-
Class B Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .   S-
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . .   S-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .   S-
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . .   S-
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .   S-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Mandatory Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
MMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Pre Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . .   S-
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Reserve Account Initial Deposit . . . . . . . . . . . . . . . . . . . . .   S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
SFAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . .   S-
Subsequent Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .   S-
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .   S-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   S-


        NO DEALER, SALESMAN OR OTHER
        PERSON HAS BEEN AUTHORIZED TO
        GIVE ANY INFORMATION OR TO MAKE
        ANY REPRESENTATIONS OTHER THAN
        THOSE CONTAINED OR INCORPORATED
        BY REFERENCE IN THIS PROSPECTUS
        SUPPLEMENT OR THE PROSPECTUS
                                                             $
        AND, IF GIVEN OR MADE, SUCH              PREMIER AUTO TRUST 199  -

        INFORMATION OR REPRESENTATIONS
        MUST NOT BE RELIED UPON. THIS                        $
        PROSPECTUS SUPPLEMENT AND THE
                                                % ASSET BACKED CERTIFICATES,
        PROSPECTUS DO NOT CONSTITUTE AN
                                                          CLASS A
        OFFER TO SELL OR A SOLICITATION
        OF AN OFFER TO BUY ANY
                                                             $
        SECURITIES OTHER THAN THE
                                                [% ASSET BACKED CERTIFICATES,
        SECURITIES OFFERED HEREBY, NOR
                                                         CLASS B]
        AN OFFER OF THE SECURITIES IN
        ANY STATE OR JURISDICTION IN
        WHICH, OR TO ANY PERSON TO WHOM,
        SUCH OFFER WOULD BE UNLAWFUL.
        THE DELIVERY OF THIS PROSPECTUS
                                                CHRYSLER FINANCIAL CORPORATION
        SUPPLEMENT OR THE PROSPECTUS AT
                                                    SELLER AND SERVICER
        ANY TIME DOES NOT IMPLY THAT

        INFORMATION HEREIN OR THEREIN IS

        CORRECT AS OF ANY TIME
        SUBSEQUENT TO ITS DATE.

              _____________________

                TABLE OF CONTENTS


              PROSPECTUS SUPPLEMENT

                                    PAGE        ---------------------------
                                    ____


        Reports to Certificateholders   S-
                                                   PROSPECTUS SUPPLEMENT
        Summary of Terms  . . . . . .   S-
        Special Considerations  . . .   S-        ---------------------------

        The Trust . . . . . . . . . .   S-
        The Receivables Pool  . . . .   S-
        Chrysler Financial Corporation  S-
        Weighted Average Life of the
        Certificates  . . . . . . . .   S-
        Description of the Certificates S-
        ERISA Considerations  . . . .   S-
        Underwriting  . . . . . . . .   S-
        Legal Opinions  . . . . . . .   S-
        Index of Terms  . . . . . . .   S-

                   PROSPECTUS

        Available Information . . . . .
        Incorporation of Certain
        Documents by Reference  . . . .
        Summary of Terms  . . . . . . .
        Special Considerations  . . . .
        The Trusts  . . . . . . . . . .
        The Receivables Pools . . . . .
        Weighted Average Life of the
        Securities  . . . . . . . . . .
        Pool Factors and Trading
        Information . . . . . . . . . .
        Use of Proceeds . . . . . . . .
        Chrysler Financial Corporation
        Description of the Notes  . . .
        Description of the Certificates
        Certain Information Regarding
        the Securities  . . . . . . . .
                                                                , 199
        Description of the Transfer and
        Servicing Agreements  . . . . .
        Certain Legal Aspects of the
        Receivables . . . . . . . . . .
        Certain Federal Income Tax
        Consequences  . . . . . . . . .
        Certain State Tax Consequences
        with respect to
        Trusts for which a Partnership
        Election Is Made  . . . . . . .
        ERISA Considerations  . . . . .
        Plan of Distribution  . . . . .
        Legal Opinions  . . . . . . . .
        Index of Terms  . . . . . . . .
              _____________________

        UNTIL 90 DAYS AFTER THE DATE
        OF THIS PROSPECTUS SUPPLEMENT,
        ALL DEALERS EFFECTING
        TRANSACTIONS IN THE
        CERTIFICATES, WHETHER OR NOT
        PARTICIPATING IN THIS
        DISTRIBUTION, MAY BE REQUIRED TO
        DELIVER A PROSPECTUS SUPPLEMENT
        AND A PROSPECTUS. THIS IS IN
        ADDITION TO THE OBLIGATION OF
        DEALERS TO DELIVER A PROSPECTUS
        SUPPLEMENT AND A PROSPECTUS WHEN
        ACTING AS UNDERWRITERS AND WITH
        RESPECT TO THEIR UNSOLD
        ALLOTMENTS OR SUBSCRIPTIONS.

Subject to Completion, dated July 11, 1997

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED __________ __, 199__)

                                $_____________
                         PREMIER AUTO TRUST 199__-__
                     ____% ASSET BACKED NOTES, CLASS A-2
                     ____% ASSET BACKED NOTES, CLASS A-3
                     ____% ASSET BACKED NOTES, CLASS A-4
                      ____% ASSET BACKED NOTES, CLASS B
             CHRYSLER FINANCIAL CORPORATION, SELLER AND SERVICER
                           ------------------------
     Premier Auto Trust 199__-__ (the "Trust") will be governed pursuant to an Amended and Restated Trust Agreement to be dated as of __________ __, 199__, among Chrysler Financial Corporation (the "Seller"), Premier Receivables L.L.C., an indirectly wholly-owned subsidiary of the Seller (the "Company"), and Chase Manhattan Bank Delaware, as Owner Trustee. The Trust will issue $___________ aggregate principal amount of Class A-1 ______% Asset Backed Notes (the "Class A-1 Notes"), $___________ aggregate principal amount of Class A-2 ____% Asset Backed Notes (the "Class A-2 Notes"), $___________ aggregate principal amount of Class A-3 ____% Asset Backed Notes (the "Class A-3 Notes"), $___________ aggregate principal amount of Class A-4 ____% Asset Backed
                                          (Cover continued on following page)
                           ------------------------
    THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT
      OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL CORPORATION, THE
          COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE
             NOTES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY
                             ANY GOVERNMENTAL AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.  ANY
                           REPRESENTATION TO THE CONTRARY IS A
                                     CRIMINAL OFFENSE.

                            Original                                      Proceeds to
                            Principal      Price to       Underwriting      the
                             Amount        Public(1)      Discount        Seller(1)(2)
Per Class A-2 Note. . .         $                 %               %                %
Per Class A-3 Note. . .         $                 %               %                %
Per Class A-4 Note. . .         $                 %               %                %
Per Class B Note. . . .         $                 %               %                %
Total . . . . . . . . .         $            $              $              $


(1)  Plus accrued interest, if any, from __________ __, 199__.
(2)  Before deducting expenses, estimated to be $_______.
                           ------------------------
     The Offered Notes are offered subject to prior sale and subject to the Underwriters' right to reject any order in whole or in part. It is expected that delivery of the Offered Notes will be made in book-entry form only through the facilities of The Depository Trust Company and Cedel Bank, societe anonyme and the Euroclear System on or about __________ __, 199__.
                           ------------------------
                  Underwriters of the Offered Class A Notes



                      UNDERWRITERS OF THE CLASS B NOTES

                           ------------------------
       The date of this Prospectus Supplement is __________ __, 199__.

(Continued from previous page)

Notes (the "Class A-4 Notes") and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (the "Class A Notes"), and $__________ aggregate principal amount of Class B ____% Asset Backed Notes (the "Class B Notes") and, together with the Class A Notes (the "Notes") pursuant to an Indenture to be dated as of __________ __, 199__, between the Trust and The First National Bank of Chicago, as Indenture Trustee. The Class A-1 Notes are not being offered hereby. The Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes are collectively referred to herein as the "Offered Notes". The Class B Notes will be subordinated to the Class A Notes to the extent provided herein. The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Receivables"), secured by security interests in the motor vehicles financed thereby and including certain monies due or received thereunder on or after __________ __, 199__, transferred to the Trust by the Seller on the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture, subject to the release of certain assets as collateral to the extent provided herein.

     Interest on the Notes will accrue at the respective fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the sixth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing __________ __, 199__. Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full, (iii) on the Class A-4 Notes until the Class A-3 Notes have been paid in full or (iv) on the Class B Notes until the Class A-4 Notes have been paid in full.

     Each class of Notes will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes could occur earlier than such dates as described herein. In addition, the Class A-4 Notes and Class B Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

     (Application will be made to list the Offered Notes on the Luxembourg Stock Exchange.)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Notes. Such transactions may include stabilizing and the purchase of Offered Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

                            REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer Premier Auto Trust 199__-__ (the "Trust" or the "Issuer"), a Delaware business trust to be governed pursuant to an Amended and Restated Trust Agreement dated as of __________ __, 199__ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, the Owner Trustee and Premier Receivables L.L.C., a Michigan limited liability company that is indirectly wholly-owned by the Seller (the "Company").

Seller                   Chrysler Financial Corporation (the "Seller" or
                         "CFC").

Servicer                 CFC (in such capacity, the "Servicer").

Indenture Trustee        The First National Bank of Chicago, as trustee under
                         the Indenture (the "Indenture Trustee").

Owner Trustee            Chase Manhattan Bank Delaware, as trustee under the
                         Trust Agreement (the "Owner Trustee").

The Notes                The Trust will issue Asset Backed Notes pursuant
                         to an Indenture to be dated as of __________ __, 199__ (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, as follows: (i) Class A-1
                         ______% Asset Backed Notes (the "Class A-1 Notes") in the aggregate initial principal amount of $___________; (ii) Class A-2 ____% Asset Backed
                         Notes (the "Class A-2 Notes") in the aggregate initial principal amount of $___________; (iii)
                         Class A-3 ____% Asset Backed  Notes (the "Class A-3
                         Notes") in the aggregate initial principal amount of $___________; (iv) Class A-4 ____% Asset Backed
                         Notes (the "Class A-4 Notes") in the aggregate initial principal amount of $___________ and (v)
                         Class B ____% Asset  Backed Notes (the "Class B
                         Notes") in the aggregate initial principal amount of $__________. The Class A-1 Notes, Class A-2
                         Notes, Class A-3 Notes and, Class A-4 Notes are collectively referred to herein as the "Class A
                         Notes",  and the  Class  A Notes  and  the Class  B
                         Notes are collectively referred to herein as the "Notes". The Class A-1 Notes are not being offered hereby, and it is expected that all of the Class A-1
                         Notes will be purchased on __________ __, 199__
                         (the "Closing Date") by  CFC. The Class A-2 Notes,
                         Class A-3 Notes, Class  A-4 Notes and Class B
                         Notes are referred to herein collectively as the "Offered Notes."

                         The Notes will be secured by the assets of the Trust pursuant to the Indenture.

The Receivables          On  the  Closing  Date,   the  Trust  will  purchase
                         Receivables having an aggregate principal balance of
                         approximately $________________  (the "Initial  Pool
                         Balance")  as of  __________ __, 199__  (the "Cutoff
                         Date")  from the  Seller  pursuant  to  a  Sale  and
                         Servicing Agreement to be dated as of __________ __,
                         199__ (as  amended  and supplemented  from  time  to
                         time, the  "Sale and Servicing  Agreement"), between
                         the  Trust  and  CFC, as  Seller  and  Servicer. See
                         "Description   of   the   Transfer   and   Servicing
                         Agreements -- Sale and Assignment  of Receivables"
                         herein  and  in  the  Prospectus.  The Receivables
                         have been  selected  from the  contracts owned  by
                         the Seller based  on the criteria  specified in the
                         Sale  and Servicing Agreement and  described herein
                         and in the  Prospectus.  As  of the Cutoff Date, the
                         weighted  average annual  percentage rate  of the
                         Receivables was approximately  _____%,  the weighted
                         average remaining  maturity  of  the Receivables was
                         approximately _____ months,  and  the   weighted
                         average original maturity of the Receivables was approximately _____ months. No Receivable has a scheduled maturity later than __________ __, 20__ (the "Final Scheduled Maturity Date"). See
                         "The Receivables Pool" herein.

                         The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Terms of the Notes       The principal terms  of  the  Notes  will  be  as
                         described below:

 A. Distribution Dates   Payments of interest and principal on the Notes
                         will be made on the sixth day of each month or,
                         if any such  day is not a Business  Day, on the
                         next   succeeding   Business   Day   (each,   a
                         "Distribution Date"), commencing __________ __,
                         199__.  Each  reference to a "Payment  Date" in
                         the  Prospectus shall  refer to  a Distribution
                         Date herein.  Payments will be made  to holders
                         of record  of the Notes  (the "Noteholders") as
                         of   the   day   immediately   preceding   such
                         Distribution Date or,  if Definitive Notes  are
                         issued, as  of the  15th day  of the  preceding
                         month  (a "Record Date"). A "Business Day" is a
                         day other than   a Saturday, a Sunday  or a day
                         on   which   banking  institutions   or   trust
                         companies  in   the  City   of  New  York   are
                         authorized by law, regulation or executive order to be closed.

 B. Interest Rates       The  Class A-1 Notes will  bear interest at the rate
                         of ______%  per annum  (the "Class  A-1 Rate"),  the
                         Class A-2 Notes will bear interest at the rate of ____% per annum (the "Class A-2 Rate"), the Class
                         A-3 Notes will bear interest at the rate of ____% per annum (the "Class A-3 Rate"), the Class A-4
                         Notes will bear interest at the rate of ____% per annum (the "Class A-4 Rate") and the Class B Notes will bear interest at the rate of ____% per annum
                         (the "Class B Rate").

                         The interest rates for the various classes of Notes are referred to herein collectively as "Interest Rates".

 C. Interest             Interest on the outstanding principal amount of the
                         Notes will  accrue at  the applicable  Interest
                         Rate from  the Closing Date (in the case of the
                         first Distribution Date) or from the sixth day of
                         the month preceding the month of a Distribution Date
                         to and including the fifth day of the month of such
                         Distribution  Date  (each  an  "Interest Accrual
                         Period").  Interest on each class of Notes (other
                         than the Class A-1 Notes) will be calculated on the
                         basis of a  360-day year  consisting of  twelve
                         30-day  months.  Interest on the Class A-1 Notes
                         will be calculated on the basis  of  the actual
                         number  of days  in  each Interest Accrual Period
                         divided by  360.  See "Description  of the Notes
                         --  Payments  of  Interest".   Notwithstanding  the
                         Events of Default described in the Prospectus under the caption "Description of the Indenture -- The
                         Indenture -- Events of Default; Rights upon Event of Default", until the principal amount of the Class
                         A-4 Notes has been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default.

 D. Principal            Principal of the Notes will be payable on each
                         Distribution  Date in an amount equal to the
                         Noteholders' Principal  Distributable Amount for
                         the calendar month (the "Collection  Period")
                         preceding such Distribution Date  (in the case
                         of the  first Distribution  Date, the period from
                         and including  __________ __,  199__ to  and
                         including  __________ __, 199__)  to the extent of
                         funds available therefor.  The "Noteholders'
                         Principal Distributable  Amount"  will  equal the
                         sum  of  (i) the Regular Principal  Distribution
                         Amount (less,  during the Collateral Release Period
                         described below under "Overcollateralization and
                         Release  of Collateral",  the Cash Release Amount)
                         plus (ii) the Accelerated Principal Distribution
                         Amount.  The "Regular Principal Distribution Amount"
                         with respect to any Distribution Date will equal
                         the amount of principal paid or, in certain
                         circumstances, scheduled to  be paid with respect
                         to the Receivables plus, in certain circumstances,
                         the principal balance  of defaulted Receivables,
                         as calculated  by the Servicer as described under
                         "Description of the Transfer and Servicing Agreements
                         --   Distributions".   The "Accelerated Principal
                         Distribution  Amount" with respect to a Distribution
                         Date will equal the portion, if any, of the Total
                         Distribution Amount for the related  Collection
                         Period  that remains after  payment of (a)  the
                         Servicing Fee (together with any portion of the
                         Servicing Fee  that remains unpaid from  prior
                         Distribution  Dates), (b)  the interest  due on
                         the Notes, (c)  the Regular  Principal Distribution
                         Amount, and (d) the amount, if any, required to be
                         deposited  in   the  Reserve  Account   on  such
                         Distribution Date.

                         On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Payments to Noteholders will be made on each Distribution Date in accordance with such determination. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on the Distribution Date such Collection Period out of collections for such Collection Period.

                         No principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full; (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full; (iii) on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or (iv) on the Class B Notes until the Class A-4 Notes have been paid in full.

                         The outstanding principal amount of the Class A-1 Notes, to the extent not previously paid, will be payable on the _____________ Distribution Date (the "Class A-1 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on the __________ Distribution Date (the "Class A-2 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on the ___________ Distribution Date (the "Class A-3 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-4 Notes, to the extent not previously paid, will be payable on the __________ Distribution Date (the "Class A-4 Final Scheduled Distribution Date"); and the outstanding principal amount of the Class B Notes, to the extent not previously paid, will be payable on the ______________ Distribution Date (the "Class B Final Scheduled Distribution Date").

 E. Optional Redemption  The  Class A-4 Notes and  Class B Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-4 Notes and Class B Notes plus accrued and unpaid interest thereon. See "Description of the Notes -- Optional Redemption" herein.

Overcollateralization
  and Release of
  Collateral             The  Initial  Pool  Balance ($________________)
                         will  exceed  the initial  aggregate  principal
                         amount  of  the  Notes  ($_____________) by  an
                         amount  equal to  $_____________ (the  "Initial
                         Overcollateralization Amount"), which amount is
                         approximately  __%  of  the  initial  aggregate
                         principal amount of the Notes. Unless offset by
                         losses on the  Receivables, the distribution of
                         the Accelerated Principal  Distribution Amount,
                         if any, on  a Distribution Date is  expected to
                         cause  the aggregate  principal  amount of  the
                         Notes  to decrease faster than the Pool Balance
                         decreases,    thereby    increasing    the
                         Overcollateralization     Amount    and   the
                         Overcollateralization    Percentage.        The
                         "Overcollateralization Amount" in  respect of a
                         Distribution  Date is  equal  to (a)  the  Pool
                         Balance as  of the  beginning of  the preceding
                         Collection Period (the  "Related Pool Balance")
                         minus (b)  the aggregate  outstanding principal
                         amount  of  the  Notes after  giving  effect to
                         payments made  on  the Notes  on the  preceding
                         Distribution  Date  (the  "Note  Amount").  The
                         "Overcollateralization  Percentage"  in respect
                         of  a  Distribution  Date  is  the   percentage
                         derived from a fraction, the numerator of which
                         is  the Overcollateralization  Amount for  such
                         Distribution Date and the denominator of  which
                         is the  Related  Pool Balance.  Subject to  the
                         conditions   set    forth   below,    on   each
                         Distribution  Date, commencing  with the  First
                         Release Distribution Date, certain amounts of cash and Receivables will be released to the Trust, free of the lien of the Indenture, and thereupon paid or transferred to the Company.
                         Any such cash and Receivables released to the Company will not be available to make payments on the Notes.

                         The release of cash and Receivables to the Trust (and then to the Company) is subject to the satisfaction of all of the following conditions:

                              (1)  No release will  be permitted until the
                         Distribution Date (the "First Release Distribution Date") on which the Overcollateralization Amount is at least equal to:

                              (Initial Overcollateralization Amount)
                                                 plus

                              ((_%) x (Related Pool Balance minus
                              Initial Overcollateralization Amount))

                              (2)  Subject to condition  (4) below, the
                         aggregate principal balance of Receivables released in respect of a Distribution Date will equal:

                                     Overcollateralization Amount
                                                 less
                                 Targeted Overcollateralization Amount.

                         The "Targeted Overcollateralization Amount" for a Distribution Date is equal to:

                              (Note Amount)
                              ____________    minus (Note Amount)
                              (    (____%)  )

                              (3)  Subject  to condition  (4)  below,  the
                         amount of cash released on a Distribution Date (the "Cash Release Amount") will equal (____%) of the Regular Principal Distribution Amount for such Distribution Date. However, on any Distribution Date the Cash Release Amount and any Receivables will be released only after the Noteholders shall have received principal in an amount at least equal to (____%) of the Regular Principal Distributable Amount for such Distribution Date.

                              (4) The cumulative  amount of cash  and
                         principal balances of Receivables released shall not exceed the Initial Overcollateralization Amount. Consequently, when such cumulative amount has been released, there will be no further release of cash or Receivables to the Trust pursuant to the release provisions described above, and the full Regular Principal Distribution Amount will thereafter again be distributable as principal to the Noteholders. The period during which such releases are permitted is the "Collateral Release Period".

Reserve Account          The  "Reserve  Account"  will  be  created  with  an
                         initial deposit by the Seller on the Closing Date of
                         cash or Eligible Investments having a value equal to
                         $__________   (the   "Specified    Reserve   Account
                         Balance"), which  is  __% of  the initial  aggregate
                         principal  amount  of  the   Notes.  If,  after  the
                         Collateral Release Period, the Overcollateralization
                         Percentage at any  time equals at least  ____%, then
                         the  Specified  Reserve  Account   Balance  will  be
                         $__________, which is ____% of the initial aggregate principal amount of the Notes.

                         Funds will be withdrawn from the Reserve Account to the extent that the Total Distribution Amount with respect to any Collection Period remaining after the Servicing Fee is paid is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account for distribution to the Noteholders on the related Distribution Date. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount into the Note Distribution Account. The Reserve Account will be maintained as an account in the name of the Indenture Trustee.

                         Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company (except to the extent described under "Description of the Transfer and Servicing Agreements -- Reserve Account").

Collection Account;
  Priority of
  Payments;
  Subordination of
  Class B Notes          Except under certain conditions described herein  or
                         as otherwise acceptable  to each Rating Agency,  the
                         Servicer  will  be  required  to  remit  collections
                         received with respect to the Receivables  within two
                         Business  Days of  receipt thereof  to  one or  more
                         accounts in the  name of the Indenture  Trustee (the
                         "Collection Account").  Pursuant  to  the  Sale  and
                         Servicing  Agreement,  the  Servicer will  have  the
                         revocable power to instruct the Indenture Trustee to
                         withdraw funds  on deposit in the Collection Account
                         and to apply such funds on each Distribution Date to
                         the following  (in the priority indicated):  (i) the
                         Servicing  Fee for  the  related Collection  Period,
                         together  with any unpaid  Servicing Fees from prior
                         Distribution  Dates,  to  the   Servicer,  (ii)  the
                         Noteholders' Interest  Distributable Amount  and the
                         Noteholders' Principal Distributable Amount into the
                         Note Distribution Account and (iii) the remaining balance, if any, to the Reserve Account.

                         On each Distribution Date, the amount in the Note Distribution Account will be applied, first, to pay interest on the Class A Notes and to pay the Noteholders' Principal Distributable Amount (up to the outstanding principal amount of the Class A Notes) as principal of the Class A Notes in the order described herein and, second, to pay interest on the Class B Notes and, after the principal amount of the Class A-4 Notes has been reduced to zero, to pay the Noteholders' Principal Distributable Amount (less any portion thereof applied to the Class A-4 Notes on such Distribution
                         Date) as principal of the Class B Notes (up to the outstanding principal amount of the Class B Notes).

Tax Status               In  the  opinion  of  Brown  &  Wood  LLP  ("Federal
                         Tax Counsel"), for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In the opinion of _______________, the general counsel of the Seller
                         ("Michigan Tax Counsel"), the same characterizations will apply for Michigan income and single business tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. Alternative characterizations of the Trust and the Class B Notes are possible, but would not generally result in materially adverse tax consequences to Class B Noteholders.
                         See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences with Respect to
                         Trusts Which Issue One or More Classes of Notes" in the Prospectus for additional information concerning the application of federal income and Michigan tax laws to the Trust and the Notes.

ERISA Considerations     Subject to the considerations discussed under
                         "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans.

Rating of the
  Offered Notes          It is  a condition  to  the issuance  of the  Notes
                         that the Offered  Notes (other than the Class  B
                         Notes) be rated in the highest investment rating category, and that the Class B Notes be rated at least in the "A" category or its equivalent, by at least two nationally recognized rating agencies.
                         There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.


                            SPECIAL CONSIDERATIONS

     Limited Liquidity. There is currently no secondary market for the Notes offered hereby. Each Underwriter currently intends to make a market in the Notes offered hereby, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes offered hereby.

     Trust's Relationship to the Seller; Financial Condition of the Seller and Chrysler Corporation. CFC is not generally obligated to make any payments in respect of the Notes or the Receivables. However, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

     Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $___ billion in 199__, compared with $___ billion in 199__. Net earnings for 199__ were $___ billion, or $____ per common share, compared with $___ billion, or $____ per common share in 199__.

     Chrysler also reported earnings before income taxes and extraordinary item of $_____ million in the fourth quarter of 199__, compared with $_____ million in the fourth quarter of 199__. Net earnings for the fourth quarter of 199__ were $___ million, or $____ per common share, compared with $_____ million, or $____ per common share in the fourth quarter of 199__.

     CFC achieved record net earnings of $___ million in 199__ compared to $___ million and $___ million in 199__ and 199__, respectively. The increase in net earnings for 199__ compared to 199__ primarily reflects net margin improvements partially offset by an increase in the provision for credit losses. The increase in net earnings for 199__ compared to 199__ primarily reflects higher levels of automotive financing, lower operating expenses and lower costs of bank facilities.

     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

     Subordination of the Class B Notes; Limited Assets. Distributions of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the Class B Noteholders will not receive any payments on a Distribution Date unless the full amount of interest on and principal of the Class A Notes due on such Distribution Date has been paid to the Class A Noteholders. The Class B Noteholders will not receive any distributions of principal until the Distribution Date on which all of the Class A-4 Notes have been paid in full.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes.

     Ratings of the Notes. It is a condition to the issuance of the Notes that each class of the Class A Notes be rated in the highest investment rating category, and that the Class B Notes be rated at least in the "A" category or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Issuer, Premier Auto Trust 199__-__, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity (exclusive of the amounts deposited in the Reserve Account) equal to $__________, which is the difference between the aggregate principal amount of the Receivables as of the Cutoff Date and the initial aggregate principal amount of the Notes. The equity in the Trust (including the right to receive distributions from the Reserve Account) will be evidenced by certificates issued by the Trust to the Company, which may thereafter hold such equity or sell or otherwise transfer it. In the case of any such sale or transfer to another entity, such entity may become the "Company" for purposes of the events described under "Description of the Transfer and Servicing Agreements -- Insolvency Events" in the Prospectus and for other purposes. The net proceeds from the sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement.

     If the protection provided to the investment of the Noteholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under "-- The Owner Trustee".

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:


     Class A-1 Notes                    $
     Class A-2 Notes
     Class A-3 Notes
     Class A-4 Notes
     Class B Notes
     Equity
                                        ------------------

             Total                      $
                                        ===================


THE OWNER TRUSTEE

     _____________________________ is the Owner Trustee under the Trust Agreement. _____________________________ is a Delaware banking corporation and its principal offices are located at _______________________ ________________________________. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables were purchased, directly or indirectly, by the Seller from Dealers in the ordinary course of business and were selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had a principal balance of at least ($300) and (ii) was not more than 30 days past due (an account is not considered past due if the amount past due is less than 10% of the scheduled monthly payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable financed a Financed Vehicle under the Seller's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Noteholders were used in selecting the Receivables.

     Set  forth  in  the  following  tables  is  information  concerning  the
composition,  distribution  by   annual  percentage  rate  ("APR")   and  the
geographic distribution of the Receivables Pool as of the Cutoff Date.


                         PREMIER AUTO TRUST 199__-__
                     COMPOSITION OF THE RECEIVABLES POOL



WEIGHTED                                                          WEIGHTED         WEIGHTED
AVERAGE                                                           AVERAGE          AVERAGE         AVERAGE
APR OF               AGGREGATE                  NUMBER OF         REMAINING        ORIGINAL        PRINCIPAL
RECEIVABLES          PRINCIPAL BALANCE          RECEIVABLES       TERM             TERM            BALANCE
___________          _________________          ___________       _________        _________       _________
            %         $                                                                            $





                         PREMIER AUTO TRUST 199__-__
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL



                                                                                                           PERCENT OF
                                                                                                           AGGREGATE
                                                           NUMBER OF               AGGREGATE               PRINCIPAL
                APR RANGE                                 RECEIVABLES          PRINCIPAL BALANCE           BALANCE(1)
___________________________________________               ___________          _________________           __________




___________________
(1)  Percentages may not add to 100.0% because of rounding.



                          PREMIER AUTO TRUST 199_-_
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL




                                       Percent of Aggregate                                             Percent of Aggregate
State(2)                               Principal Balance(1)       State(2)                              Principal Balance(1)
___________________________            ____________________       ______________________________        ____________________






____________________
(1)  Percentages may not add to 100.0% because of rounding.

(2)  Based on physical addresses of the dealers originating the receivables.


     Approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of the Receivables, represent previously titled vehicles. Approximately _____% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Chrysler. All of the Receivables are Simple Interest Receivables. Approximately ____% of the Receivables are Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Simple Interest Receivables and Fixed Value Receivables.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.


                                       DELINQUENCY EXPERIENCE(1)


                                                                           AT DECEMBER 31,
                                       _____________________________________________________________________________________
                                                  199__                          199__                          199__
                                       ______________________         ______________________         _______________________
                                         NUMBER                         NUMBER                         NUMBER
                                           OF                             OF                             OF
                                       CONTRACTS       AMOUNT         CONTRACTS        AMOUNT        CONTRACTS        AMOUNT
                                       _________       ______         _________        ______        _________        ______
                                                                             (DOLLARS IN MILLIONS)












                                                                          AT DECEMBER 31,
                                       _____________________________________________________________________________________
                                                 199__                          199__                          199__
                                       ______________________        ________________________        _______________________
                                         NUMBER                         NUMBER                         NUMBER
                                           OF                             OF                             OF
                                        CONTRACTS      AMOUNT         CONTRACTS        AMOUNT        CONTRACTS        AMOUNT
                                        _________      ______         _________        ______        _________        ______
                                                                             (DOLLARS IN MILLIONS)












___________________
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                                                            YEAR ENDED DECEMBER 31,
                                               ___________________________________________________________________________
                                               199__        199__        199__        199__        199__        199__
                                               __________   __________   __________   __________   __________   __________
                                                                             (DOLLARS IN MILLIONS)

Average Amount Outstanding
  During the Period . . . . . . . . . .
Average Number of Contracts
  Outstanding During the Period . . . .
Percent of Contracts Acquired
  During the Period with
  Recourse to the Dealer  . . . . . . .
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding . . . . . . . . . . . . .
Net Losses as a Percent of
  Liquidations (2)(3) . . . . . . . . .
Net Losses as a Percent of
  Average Amount
  Outstanding(2)  . . . . . . . . . . .



___________________
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

(2) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

     (During the fourth quarter of 1995 and throughout 1996, CFC experienced higher credit losses on automotive retail receivables. CFC's management attributes the increased losses to the combined effect of a deterioration in consumer credit markets, an increase in the frequency of repossessions and the organizational realignments within CFC that affected retail collections. Recent credit loss experience may continue while continued actions are taken to improve the credit mix and servicing of CFC's automotive retail receivables. No assurance can be given as to the future results.)

     The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate principal balance, approximately ____% of the Receivables represent contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Seller repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                        CHRYSLER FINANCIAL CORPORATION

     Information regarding the Seller is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition, as of ____________, 199__, the Seller had approximately _____ employees and was managing $____ billion in finance receivables and provided financial services to automobile dealers and their customers through ___ zone offices in the United States. During 199__, the Seller financed or leased approximately _______ new and used vehicles at retail, including approximately _______ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately _________ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. factory unit sales for the year ended ____________, 199__.


                      WEIGHTED AVERAGE LIFE OF THE NOTES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class A-2 Notes until all Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until all Class A-2 Notes have been paid in full; no principal payments will be made on the Class A-4 Notes until all Class A-3 Notes have been paid in full and no principal payments will be made on the Class B Notes until the Class A-4 Notes have been paid in full. See "Description of the Notes -- Payments of Principal" herein. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes and, during the Collateral Release Period, the reduction in the amount of the Regular Principal Distribution Amount that is applied to the payment of principal of the Notes. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yields on their respective Notes.


                           DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. The First National Bank of Chicago, a national banking association, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     Each class of Notes will constitute (Fixed Rate Securities), as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing ____________, 199_. Interest on the outstanding principal amount of the Notes will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the sixth day of the month preceding the month of a Distribution Date to and including the fifth day of the month of the Distribution Date (each an "Interest Accrual Period"). Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     Interest payments to all classes of Class A Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Class A Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. The Class B Noteholders will receive interest on the Class B Notes only to the extent of the funds remaining after payment of principal and interest due on the Class A Notes. However, notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Indenture -- The Indenture -- Events of Default; Rights upon Event of Default", until the principal amount of the Class A-4 Notes has been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount (less the Cash Release Amount during the Collateral Release Period) plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period plus the principal balances of defaulted Receivables written off in respect of such Collection
Period,   subject  to   certain   limitations.  The   "Accelerated  Principal
Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the
Noteholders'  Interest   Distributable  Amount,  (c)  the  Regular  Principal
Distribution Amount, and (d) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account remaining after the payment of the
Servicing Fee and the Noteholders'  Interest  Distributable  Amount   and,
in the case of any Accelerated Principal Distribution Amount, the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Noteholders on the following Distribution Date will be based on such allocation.

     On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero; (iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero; and (v) to the principal balance of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero. It is expected that all of the Class A-1 Notes, which are not being offered hereby, will be purchased by CFC, which may hold or later resell such Notes. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date; the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date; the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date; the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date; and the principal balance of the Class B Notes, to the extent not previously paid, will be due on the Class B Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

     The Class A-4 Notes and Class B Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The redemption price of the Class A-4 Notes and Class B Notes will be equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price").


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the
Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

ACCOUNTS

     No Payahead Account will be established in relation to the Trust because all of the Receivables are Simple Interest Receivables. The assets of the Trust also will not include a Pre-Funding Account. All other Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders.

NO ADVANCES

     The Servicer will not make Advances in respect of the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on the Distribution Date following such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.


DISTRIBUTIONS

     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (iv) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (v) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

     Deposits to the Distribution Account. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

          (iii)     to  the  Note   Distribution  Account,  from   the  Total
     Distribution Amount remaining  after the application of  clauses (i) and
     (ii), the Noteholders' Principal Distributable Amount; and

          (iv)  the remaining balance, if any, to the Reserve Account.

     For purposes hereof, the following terms shall have the following meanings:

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero; (iii) on the Class A-3 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-3 Notes to zero; (iv) on the Class A-4 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-4 Notes to zero; and (v) on the Class B Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class B Notes to zero.

          "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount (less the Cash Release Amount for such Distribution Date during the Collateral Release Period) and (ii) the Accelerated Principal Distribution Amount.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     On  each  Distribution  Date,  all   amounts  on  deposit  in  the  Note
Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

          (i) to the applicable Class A Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

               (a) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

               (b) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

               (c) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

               (d) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero; and

          (iii) to the Class B Noteholders, accrued and unpaid interest on the outstanding principal balance of the Class B Notes at the Class B Rate; and

          (iv) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero.

OVERCOLLATERALIZATION AND RELEASE OF COLLATERAL

     The Initial Pool Balance ($________________) will exceed the initial aggregate principal amount of the Notes ($_____________) by an amount equal to $_____________ (the "Initial Overcollateralization Amount"), which amount is approximately __% of the initial aggregate principal amount of the Notes. Unless offset by losses on the Receivables, the distribution of the Accelerated Principal Distribution Amount, if any, on a Distribution Date is expected to cause the aggregate principal amount of the Notes to decrease faster than the Pool Balance decreases, thereby increasing the Overcollateralization Amount and the Overcollateralization Percentage. The "Overcollateralization Amount" in respect of a Distribution Date is equal to
(a) the Pool Balance as of the beginning of the preceding Collection Period (the "Related Pool Balance") minus (b) the aggregate outstanding principal amount of the Notes after giving effect to payments made on the Notes on the preceding Distribution Date (the "Note Amount"). The "Overcollateralization Percentage" in respect of a Distribution Date is the percentage derived from a fraction, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Related Pool Balance. Subject to the conditions set forth below, on each Distribution Date, commencing with the First Release Distribution Date, certain amounts of cash and Receivables will be released to the Trust, free of the lien of the Indenture, and thereupon paid or transferred to the Company. Any such cash and Receivables released to the Company will not be available to make payments on the Notes.

     The release of cash and Receivables to the Trust (and then to the Company) is subject to the satisfaction of all of the following conditions:

     (1) No release will be permitted until the Distribution Date (the "First Release Distribution Date") on which the Overcollateralization Amount is at least equal to:

                    (Initial Overcollateralization Amount)
                                     plus
  ((_%) X (Related Pool Balance minus Initial Overcollateralization Amount))

     (2) Subject to condition (4) below, the aggregate principal balance of Receivables released in respect of a Distribution Date will equal:.

   Overcollateralization Amount less Targeted Overcollateralization Amount

The "Targeted Overcollateralization Amount" for a Distribution Date is equal to:

                    (Note Amount)
                    ____________    minus (Note Amount)
                    (    (____%)  )


     (3) Subject to condition (4) below, the amount of cash released on such Distribution Date (the "Cash Release Amount") will equal (___%) of the Regular Principal Distribution Amount for such Distribution Date. However, on any Distribution Date the Cash Release Amount and any Receivables will be released only after the Noteholders shall have received principal in an amount at least equal to (____%) of the Regular Principal Distributable Amount for such Distribution Date.

     (4) The cumulative amount of cash and principal balances of Receivables released shall not exceed the Initial Overcollateralization Amount. Consequently, when such cumulative amount has been released, there will be no further release of cash or Receivables to the Trust pursuant to the release provisions described above, and the full Regular Principal Distribution Amount will thereafter again be distributable as principal to the
Noteholders. The period during which such releases are permitted is the "Collateral Release Period".

RESERVE ACCOUNT

     The protection afforded to the Noteholders will be effected both by the Overcollateralization Amount and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in the amount of $__________ (the "Specified Reserve Account Balance"), which is ____% of the initial aggregate principal amount of the Notes. If, after the Collateral Release Period, the Overcollateralization Percentage at any time equals at least ____%, then the Specified Reserve Account Balance will be $__________, which is ____% of the initial aggregate principal amount of the Notes.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders. On each Distribution Date, funds will be withdrawn from the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount into the Note Distribution Account.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Class A Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Class A Noteholders as an accelerated payment of principal on such Distribution Date.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Company.

     The Overcollateralization Amount and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Underwriters and special tax counsel for the Trust, for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. If, contrary to the above opinion, the IRS successfully asserted that the Class B Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust. In the event the Class B Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described in the Prospectus under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.


                             ERISA CONSIDERATIONS

     The Offered Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Offered Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     The Offered Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below:


                                  Class A-2 Notes

                                                                $



                                                           __________________
     Total  . . . . . . . . . . . . . . . . . . . . .           $
                                                           ==================


                                  Class A-3 Notes

                                                           Principal Amount
                                                           ________________

                                                                $


                                                           ________________
     Total  . . . . . . . . . . . . . . . . . . . . .           $
                                                           ================


                                  Class A-4 Notes

                                                           Principal Amount
                                                           ________________

                                                                $



                                                           ________________
     Total  . . . . . . . . . . . . . . . . . . . .             $
                                                           ================


                                  Class B Notes

                                                           Principal Amount
                                                           ________________

                                                                $



     Total  . . . . . . . . . . . . . . . . . . . .        ________________
                                                                $
                                                           ================



     The Seller has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note and _____% per Class B Note. The Underwriters may allow and such dealers may reallow a concession not in excess of _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note and _____% per Class B Note to certain other dealers. After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.

     Until the distribution of the Offered Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

     If the Underwriters create a short position in the Offered Notes in connection with the offering, i.e., if they sell more Offered Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Notes in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Offered Notes will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood LLP, New York, New York. Brown & Wood LLP may from time to time render legal services to Chrysler Financial Corporation and its affiliates.



                                INDEX OF TERMS


Accelerated Principal Distribution Amount . . . . . . . . . . . . . . . .  S-
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cash Release Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-1 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-1 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-2 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-3 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-3 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-3 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-4 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-4 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-4 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Final Scheduled Distribution Date . . . . . . . . . . . . . . . .  S-
Class B Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collateral Release Period . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CTAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
EITF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
ESI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-
First Release Distribution Date . . . . . . . . . . . . . . . . . . . . .  S-
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Initial Overcollateralization Amount  . . . . . . . . . . . . . . . . . .  S-
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Michigan Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Note Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . . . .  S-
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . . . .  S-
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . . .  S-
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . . . .  S-
Noteholders' Monthly Principal Distributable Amount . . . . . . . . . . .  S-
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . . . .  S-
Noteholders' Principal Distributable Amount . . . . . . . . . . . . . . .  S-
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Offered Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Overcollateralization Percentage  . . . . . . . . . . . . . . . . . . . .  S-
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
PEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Regular Principal Distribution Amount . . . . . . . . . . . . . . . . . .  S-
Related Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .  S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . .  S-
Targeted Overcollateralization Amount . . . . . . . . . . . . . . . . . .  S-
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Thrifty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . .  S-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  S-



Subject to completion, dated July 11, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.


PROSPECTUS
----------
                             PREMIER AUTO TRUSTS
                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES
                            ---------------------
                        CHRYSLER FINANCIAL CORPORATION
                             SELLER AND SERVICER
                            ---------------------
     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into among Chrysler Financial Corporation ("CFC"), as seller, the Trustee specified in the related Prospectus Supplement (the "Trustee") and an entity which will be specified in the related Prospectus Supplement and which initially will be owned, directly or indirectly, by CFC (such entity, as identified in the related Prospectus Supplement, the "Company"), or (ii) a Pooling and Servicing Agreement to be entered into between the Trustee and CFC, as seller and servicer. A Trust may issue one or more series of Securities. If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust or, if the related Trust issues more than one series of Securities, a separate subdivision of such Trust allocated to such series of Certificates. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property and may include certain other assets, all as described herein and in the related Prospectus Supplement (collectively, with respect to a series of Securities issued by such Trust, the "Series Trust Property"). If the Trust issues more than one series of Securities, the Securities of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee or the Indenture Trustee, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from CFC from time to time during the Funding Period specified in the related Prospectus Supplement.

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes and/or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT
REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CHRYSLER FINANCIAL CORPORATION, THE APPLICABLE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


                           ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

 Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless
                  accompanied by a Prospectus Supplement.
                            ---------------------
              The date of this Prospectus is ____________, 199_.


                            AVAILABLE INFORMATION

     Chrysler Financial Corporation, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Corporation, that file electronically with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Chrysler Financial Corporation, as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Chrysler Financial Corporation will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 248-948-3058).



                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer  . . . . . . . . . . . . .       With  respect  to  each  series  of
                                        Securities, the trust (referred  to
                                        herein  as   the  "Trust"   or  the
                                        "Issuer")  formed or  to be  formed
                                        pursuant   to   either   a    Trust
                                        Agreement    (as     amended    and
                                        supplemented from  time to  time, a
                                        "Trust   Agreement")    among   the
                                        Seller, the Company  for such Trust
                                        and the Trustee  for such Trust  or
                                        a  Pooling and  Servicing Agreement
                                        (as  amended and  supplemented from
                                        time  to  time,  the  "Pooling  and
                                        Servicing  Agreement") between  the
                                        Trustee   and  Chrysler   Financial
                                        Corporation,    as    Seller    and
                                        Servicer.  A Trust  may issue on or
                                        more series of Securities.

Seller  . . . . . . . . . . . . .       Chrysler   Financial    Corporation
                                        ("CFC"  or,  in   its  capacity  as
                                        seller, the "Seller").

Servicer  . . . . . . . . . . . .       Chrysler Financial  Corporation (in
                                        such capacity, the "Servicer").

Trustee . . . . . . . . . . . . .       With  respect  to  each  series  of
                                        Securities, the Trustee specified in
                                        the related Prospectus Supplement.

Indenture Trustee . . . . . . . .       With  respect  to  any   applicable
                                        series    of     Securities,    the
                                        Indenture    Trustee  specified  in
                                        the related Prospectus Supplement.

The Notes . . . . . . . . . . . .       A series of  Securities may include
                                        one  or  more   classes  of  Notes,
                                        which  will be  issued pursuant  to
                                        an Indenture between  the Trust and
                                        the  Indenture Trustee  (as amended
                                        and   supplemented  from   time  to
                                        time, an  "Indenture"), and  may or
                                        may  not include  any Certificates.
                                        The  related Prospectus  Supplement
                                        will   specify   which   class   or
                                        classes,  if any,  of Notes  of the
                                        related  series  are being  offered
                                        thereby.   If  a Trust  issues more
                                        than  one  series   of  Notes,  the
                                        Notes of  a series will  be secured
                                        solely   by   the   Series    Trust
                                        Property  allocated to  such series
                                        and will not have any rights  in or
                                        claims on, or  receive any payments
                                        from,  the  Series  Trust  Property
                                        allocated  to any  other series  of
                                        Securities issued by such Trust.

                                        Unless  otherwise specified  in the
                                        related   Prospectus    Supplement,
                                        Notes   will   be   available   for
                                        purchase   in    denominations   of
                                        $1,000  and  will be  available  in
                                        book-entry   form    only.   Unless
                                        otherwise specified in the  related
                                        Prospectus Supplement,  Noteholders
                                        will be able  to receive Definitive
                                        Notes      only  in   the   limited
                                        circumstances  described  herein or
                                        in the related Prospectus Supplement.
                                        See "Certain Information Regarding
                                        the Securities -- Definitive
                                        Securities".

                                        Unless  otherwise specified  in the
                                        related   Prospectus    Supplement,
                                        each  class  of Notes  will  have a
                                        stated  principal  amount and  will
                                        bear interest  at a  specified rate
                                        or  rates  (with  respect  to  each
                                        class   of  Notes,   the  "Interest
                                        Rate").  Each  class of  Notes  may
                                        have  a  different  Interest  Rate,
                                        which may  be a fixed,  variable or
                                        adjustable  Interest  Rate, or  any
                                        combination  of the  foregoing. The
                                        related Prospectus  Supplement will
                                        specify the Interest  Rate for each
                                        class of Notes,  or the method  for
                                        determining the Interest Rate.

                                        With  respect  to   a  series  that
                                        includes  two  or more  classes  of
                                        Notes, each class may  differ as to
                                        the   timing   and   priority    of
                                        payments,  seniority,   allocations
                                        of losses, Interest  Rate or amount
                                        of   payments   of   principal   or
                                        interest, or payments of  principal
                                        or interest in respect  of any such
                                        class  or classes may or may not be
                                        made   upon   the   occurrence   of
                                        specified  events or  on the  basis
                                        of   collections   from  designated
                                        portions of the Receivables Pool.

                                        In addition,  a series  may include
                                        one  or   more  classes   of  Notes
                                        ("Strip  Notes")  entitled  to  (i)
                                        principal       payments       with
                                        disproportionate,  nominal   or  no
                                        interest payments or (ii)  interest
                                        payments   with   disproportionate,
                                        nominal or no principal payments.

                                        If   the  Servicer   exercises  its
                                        option to purchase the  Receivables
                                        of a  Trust allocated  to a  series
                                        of Notes  (or, if  not and, if  and
                                        to  the  extent   provided  in  the
                                        related   Prospectus    Supplement,
                                        satisfactory bids for the  purchase
                                        of such Receivables are  received),
                                        in   the   manner    and   on   the
                                        respective  terms  and   conditions
                                        described  under   "Description  of
                                        the    Transfer    and    Servicing
                                        Agreements  --  Termination",   the
                                        outstanding  Notes  of such  series
                                        will be  redeemed as  set forth  in
                                        the related Prospectus  Supplement.
                                        In   addition,   if   the   related
                                        Prospectus   Supplement    provides
                                        that  the  property of  a  Trust in
                                        respect  of a series will include a
                                        Pre-Funding  Account (as  such term
                                        is    defined   in    the   related
                                        Prospectus     Supplement,      the
                                        "Pre-Funding   Account"),  one   or
                                        more  classes  of  the  outstanding
                                        Notes  of   such  series   will  be
                                        subject  to  partial redemption  on
                                        or  immediately  following the  end
                                        of  the  Funding  Period  (as  such
                                        term  is  defined  in  the  related
                                        Prospectus     Supplement,      the
                                        "Funding Period") in  an amount and
                                        manner  specified  in  the  related
                                        Prospectus   Supplement.   In   the
                                        event  of such  partial redemption,
                                        the Noteholders of  such series may
                                        be    entitled    to   receive    a
                                        prepayment premium from the  Trust,
                                        in  the amount  and  to the  extent
                                        provided in the related  Prospectus
                                        Supplement.

The Certificates  . . . . . . . .       A  series may  include one  or more
                                        classes of Certificates  and may or
                                        may  not  include  any  Notes.  The
                                        related Prospectus Supplement  will
                                        specify which class  or classes, if
                                        any, of the  Certificates are being
                                        offered  thereby.     A  Trust  may
                                        issue   one  or   more  series   of
                                        Certificates   with    or   without
                                        Notes.       In   such    a   case,
                                        Certificates  of a  series will  be
                                        supported  solely  by  the   Series
                                        Trust  Property  allocated to  such
                                        series  and   will  not   have  any
                                        rights in or claims  on, or receive
                                        any   payments  from,   the  Series
                                        Trust  Property  allocated  to  any
                                        other  series of  Securities issued
                                        by such Trust.

                                        Unless  otherwise specified  in the
                                        related   Prospectus    Supplement,
                                        Certificates will be available  for
                                        purchase in a minimum  denomination
                                        of  $20,000 and  will be  available
                                        in  book-entry  form  only.  Unless
                                        otherwise specified in the  related
                                        Prospectus Supplement,
                                        Certificateholders will be able  to
                                        receive   Definitive   Certificates
                                        only  in the  limited circumstances
                                        described herein or  in the related
                                        Prospectus    Supplement.     See
                                        "Certain Information Regarding  the
                                        Securities      --       Definitive
                                        Securities".

                                        Unless  otherwise specified  in the
                                        related   Prospectus    Supplement,
                                        each  class  of  Certificates  will
                                        have  a stated  Certificate Balance
                                        specified     in    the     related
                                        Prospectus     Supplement      (the
                                        "Certificate  Balance")   and  will
                                        accrue     interest     on     such
                                        Certificate Balance at a  specified
                                        rate  (with respect  to each  class
                                        of Certificates, the "Pass  Through
                                        Rate"). Each class of  Certificates
                                        may have  a different  Pass Through
                                        Rate,   which  may   be  a   fixed,
                                        variable    or    adjustable   Pass
                                        Through  Rate,  or any  combination
                                        of   the  foregoing.   The  related
                                        Prospectus Supplement will  specify
                                        the  Pass  Through  Rate  for  each
                                        class   of   Certificates  or   the
                                        method  for  determining  the  Pass
                                        Through Rate.

                                        With  respect  to   a  series  that
                                        includes  two  or more  classes  of
                                        Certificates,   each    class   may
                                        differ  as to  timing and  priority
                                        of    distributions,     seniority,
                                        allocations    of   losses,    Pass
                                        Through    Rate   or    amount   of
                                        distributions    in   respect    of
                                        principal    or     interest,    or
                                        distributions    in    respect   of
                                        principal  or  interest in  respect
                                        of any  such class  or classes  may
                                        or  may  not   be  made  upon   the
                                        occurrence  of specified  events or
                                        on  the basis  of collections  from
                                        designated    portions    of    the
                                        Receivables  Pool.  In addition,  a
                                        series  may  include  one  or  more
                                        classes  of  Certificates   ("Strip
                                        Certificates")   entitled  to   (i)
                                        distributions    in   respect    of
                                        principal  with   disproportionate,
                                        nominal     or      no     interest
                                        distributions   or  (ii)   interest
                                        distributions                  with
                                        disproportionate,  nominal   or  no
                                        distributions    in   respect    of
                                        principal.

                                        If a series  of Securities includes
                                        classes of Notes, distributions  in
                                        respect of the  Certificates may be
                                        subordinated    in   priority    of
                                        payment  to payments  on the  Notes
                                        to  the  extent  specified  in  the
                                        related Prospectus Supplement.

                                        If   the  Servicer   exercises  its
                                        option to purchase the  Receivables
                                        of  a Trust  allocated to  a series
                                        of Securities  (or, if not,  and if
                                        and to  the extent provided  in the
                                        related   Prospectus    Supplement,
                                        satisfactory bids for the  purchase
                                        of such Receivables are  received),
                                        in   the   manner    and   on   the
                                        respective  terms   and  conditions
                                        described  under   "Description  of
                                        the    Transfer    and    Servicing
                                        Agreements     --     Termination",
                                        Certificateholders  of such  series
                                        will  receive  as a  prepayment  an
                                        amount    in    respect   of    the
                                        Certificates  as  specified in  the
                                        related  Prospectus  Supplement. In
                                        addition,     if    the     related
                                        Prospectus   Supplement    provides
                                        that  the  property of  a  Trust in
                                        respect  of a series will include a
                                        Pre-Funding                Account,
                                        Certificateholders  of  such series
                                        may  receive  a partial  prepayment
                                        of  principal  on  or   immediately
                                        following  the end  of the  Funding
                                        Period  in  an  amount  and  manner
                                        specified     in    the     related
                                        Prospectus   Supplement.   In   the
                                        event  of such  partial prepayment,
                                        the   Certificateholders  of   such
                                        series may  be entitled  to receive
                                        a   prepayment  premium   from  the
                                        Trust,  in the  amount  and to  the
                                        extent  provided  in  the   related
                                        Prospectus Supplement.

The Trust Property  . . . . . . .       The  property  of each  Trust  will
                                        include  a  pool of  motor  vehicle
                                        retail  installment sale  contracts
                                        secured by new  or used automobiles
                                        or    light   duty    trucks   (the
                                        "Receivables"),  including   rights
                                        to  receive  certain payments  made
                                        with  respect to  such Receivables,
                                        security interests in the  vehicles
                                        financed  thereby  (the   "Financed
                                        Vehicles"),  certain  accounts  and
                                        the  proceeds  thereof   and  any
                                        proceeds  from  claims  on  certain
                                        related   insurance  policies.   In
                                        addition, the  property of  a Trust
                                        may   include   (i)  notes   and/or
                                        certificates that were  issued by a
                                        prior  Trust  but   were  not  then
                                        offered     pursuant     to    this
                                        Prospectus   ("Previously    Issued
                                        Securities") and/or (ii) the  right
                                        to  receive collections  in respect
                                        of  Receivables  owned  by  one  or
                                        more   prior   Trusts  that   would
                                        otherwise   be   released  to   the
                                        Company.  In  the case  of a  Trust
                                        that  issues more  than one  series
                                        of  Securities, such  property will
                                        be  allocated to a single series of
                                        Securities  issued  by  such  Trust
                                        (as  so  allocated,  "Series  Trust
                                        Property").  Series Trust  Property
                                        will   support   only  the   single
                                        series  of Securities  to which  it
                                        has  been  allocated and  will  not
                                        benefit or  result in  any payments
                                        on any  other series  of Securities
                                        issued  by the related Trust or any
                                        other Trust.

                                        On  the Closing  Date specified  in
                                        the  related Prospectus  Supplement
                                        with  respect   to  a   Trust,  the
                                        Seller  will,  if so  specified  in
                                        such  Prospectus  Supplement,  sell
                                        or   transfer   Receivables    (the
                                        "Initial  Receivables")  having  an
                                        aggregate     principal     balance
                                        specified     in     the    related
                                        Prospectus  Supplement  as  of  the
                                        dates   specified    therein   (the
                                        "Initial  Cutoff  Date")  to   such
                                        Trust  pursuant  to either  a  Sale
                                        and  Servicing   Agreement  between
                                        CFC,  as Seller  and Servicer,  and
                                        the    Trust   (as    amended   and
                                        supplemented from  time to  time, a
                                        "Sale  and  Servicing   Agreement")
                                        or,  if the Trust  is to be treated
                                        as  a  grantor  trust  for  federal
                                        income  tax  purposes, the  related
                                        Pooling  and   Servicing  Agreement
                                        between   CFC,   as   Seller    and
                                        Servicer,   and   the  Trustee.   A
                                        Prospectus  Supplement may  specify
                                        that there will not  be any Initial
                                        Receivables  sold to  the Trust  on
                                        the  Closing  Date   and  that  all
                                        Receivables  will  be sold  to  the
                                        Trust  during  the  Funding  Period
                                        (which  may  include  the   Closing
                                        Date)   as  described   below.  The
                                        property of each  Trust relating to
                                        a series will  also include amounts
                                        on   deposit   in   certain   trust
                                        accounts  relating  solely to  such
                                        series,   including   the   related
                                        Collection       Account,       any
                                        Pre-Funding  Account,  any  Reserve
                                        Account   and  any   other  account
                                        identified   in    the   applicable
                                        Prospectus Supplement.

                                        To  the  extent   provided  in  the
                                        related Prospectus Supplement,  the
                                        Seller  will be  obligated (subject
                                        only  to the  availability thereof)
                                        to  sell,  and  the  related  Trust
                                        will   be  obligated   to  purchase
                                        (subject  to  the  satisfaction  of
                                        certain  conditions  described   in
                                        the  applicable Sale  and Servicing
                                        Agreement or Pooling and  Servicing
                                        Agreement), additional  Receivables
                                        (the  "Subsequent Receivables")  in
                                        respect of the  related series from
                                        time  to  time  (as  frequently  as
                                        daily)  during  the Funding  Period
                                        specified     in    the     related
                                        Prospectus  Supplement  having   an
                                        aggregate     principal     balance
                                        approximately  equal to  the amount
                                        on   deposit  in   the  Pre-Funding
                                        Account  (the "Pre-Funded  Amount")
                                        on such Closing Date.

                                        To  the  extent   provided  in  the
                                        related Prospectus  Supplement, for
                                        a period of time specified  in such
                                        Prospectus     Supplement      (the
                                        "Revolving Period")  collections of
                                        principal  on  the Receivables  for
                                        the related  series may  be applied
                                        to purchase  additional Receivables
                                        ("Additional   Receivables")   from
                                        the Seller for such series.

                                        The   Receivables  arise   or  will
                                        arise  from  loans  originated   by
                                        motor    vehicle    dealers    (the
                                        "Dealers")  and  purchased  by  the
                                        Seller,  directly   or  indirectly,
                                        pursuant  to  agreements  with  the
                                        Dealers.  The  Receivables for  any
                                        given  Receivables  Pool  will   be
                                        selected  from the  contracts owned
                                        by   the   Seller  based   on   the
                                        criteria specified in  the Sale and
                                        Servicing Agreement or Pooling  and
                                        Servicing       Agreement,       as
                                        applicable,  and  described  herein
                                        and   in  the   related  Prospectus
                                        Supplement.


Credit Enhancement,                     If and  to the extent  specified in
Cash Flow Enhancement and               the related Prospectus  Supplement,
Liquidity Arrangements  . . . . .       credit enhancement with respect  to
                                        a Trust or any  class or classes of
                                        Securities may  include any  one or
                                        more     of      the     following:
                                        subordination of one  or more other
                                        classes  of  Securities, a  Reserve
                                        Account,     overcollateralization,
                                        letters   of   credit,  credit   or
                                        liquidity    facilities,     surety
                                        bonds,    guaranteed     investment
                                        contracts,     swaps     (including
                                        without     limitation     currency
                                        swaps),    other   interest    rate
                                        protection  agreements,  repurchase
                                        obligations   (including    without
                                        limitation   put  options),   yield
                                        supplement  agreements,   liquidity
                                        arrangements,   other    agreements
                                        with   respect   to   third   party
                                        payments  or  other  support,  cash
                                        deposits  or  other   arrangements.
                                        Unless  otherwise specified  in the
                                        related Prospectus  Supplement, any
                                        form  of  credit enhancement,  cash
                                        flow   enhancement   or   liquidity
                                        arrangement   will   have   certain
                                        limitations  and  exclusions   from
                                        coverage thereunder, which will  be
                                        described     in    the     related
                                        Prospectus Supplement.

 Reserve Account . . . . . . . . .      Unless  otherwise specified  in the
                                        related  Prospectus  Supplement,  a
                                        Reserve  Account  will  be  created
                                        for a series of  Securities with an
                                        initial  deposit by  the Seller  of
                                        cash or certain investments  having
                                        a  value    equal   to  the  amount
                                        specified     in     the    related
                                        Prospectus   Supplement.   To   the
                                        extent  specified  in  the  related
                                        Prospectus  Supplement,  funds   in
                                        the     Reserve    Account     will
                                        thereafter  be supplemented  by the
                                        deposit  of  amounts  remaining  on
                                        any  Distribution  Date or  Payment
                                        Date   after   making   all   other
                                        distributions   required   on  such
                                        date  and  any  amounts   deposited
                                        from   time   to  time   from   the
                                        Pre-Funding  Account  in connection
                                        with   a  purchase   of  Subsequent
                                        Receivables.    Amounts   in    the
                                        Reserve  Account will  be available
                                        to cover shortfalls  in amounts due
                                        to the holders of  those classes of
                                        Securities    of    such     series
                                        specified     in    the     related
                                        Prospectus   Supplement    in   the
                                        manner and under the  circumstances
                                        specified   therein.  The   related
                                        Prospectus  Supplement   will  also
                                        specify to whom and the  manner and
                                        circumstances  under which  amounts
                                        on deposit  in the  Reserve Account
                                        (after giving  effect to  all other
                                        required  distributions to  be made
                                        by the applicable  Trust) in excess
                                        of  the  Specified Reserve  Account
                                        Balance (as defined  in the related
                                        Prospectus   Supplement)  will   be
                                        distributed.

Transfer and Servicing                  With  respect  to  each  series  of
Agreements  . . . . . . . . . . .       Securities,  the  Seller will  sell
                                        the  related  Receivables  to   the
                                        related  Trust pursuant  to a  Sale
                                        and   Servicing   Agreement  or   a
                                        Pooling  and  Servicing  Agreement.
                                        The  rights  and  benefits  of  any
                                        Trust  under a  Sale and  Servicing
                                        Agreement will  be assigned  to the
                                        Indenture  Trustee   as  collateral
                                        for  the   Notes  of   the  related
                                        series.  The  Servicer  will  agree
                                        with such  Trust to  be responsible
                                        for      servicing,       managing,
                                        maintaining  custody of  and making
                                        collections  on   the  Receivables.
                                        CFC    will    undertake    certain
                                        administrative   duties  under   an
                                        Administration    Agreement    with
                                        respect  to  any   Trust  that  has
                                        issued Notes.

                                        Unless  otherwise  provided in  the
                                        related Prospectus  Supplement, the
                                        Servicer   will  be   obligated  to
                                        purchase  or  make  Advances   with
                                        respect   to  any   Receivable  if,
                                        among other things,  it extends the
                                        date  for  final   payment  by  the
                                        Obligor  of such  Receivable beyond
                                        the   applicable  Final   Scheduled
                                        Maturity  Date (as  defined in  the
                                        related Prospectus  Supplement, the
                                        "Final  Scheduled Maturity  Date"),
                                        changes the annual percentage  rate
                                        ("APR")  or amount  of a  scheduled
                                        payment   of  such   Receivable  or
                                        fails   to  maintain   a  perfected
                                        security  interest  in the  related
                                        Financed Vehicle.

                                        Unless  otherwise specified  in the
                                        related Prospectus  Supplement, the
                                        Servicer   will   be  entitled   to
                                        receive  a  fee for  servicing  the
                                        Receivables included in each  Trust
                                        or Series  Trust Property  equal to
                                        a   specified  percentage   of  the
                                        aggregate principal balance of  the
                                        related  Receivables  Pool, as  set
                                        forth  in  the  related  Prospectus
                                        Supplement,   plus   certain   late
                                        fees, prepayment charges and  other
                                        administrative   fees  or   similar
                                        charges.  See  "Description of  the
                                        Transfer  and  Servicing Agreements
                                        --   Servicing   Compensation   and
                                        Payment of Expenses"  herein and in
                                        the related Prospectus Supplement.

Certain Legal Aspects
of the Receivables; Repurchase
Obligations . . . . . . . . . . .       In  connection  with  the  sale  of
                                        Receivables  to  a Trust,  security
                                        interests in the Financed  Vehicles
                                        securing  such Receivables  will be
                                        assigned  by  the  Seller  to  such
                                        Trust.   Due    to   administrative
                                        burden     and     expense,     the
                                        certificates   of   title  to   the
                                        Financed   Vehicles  will   not  be
                                        amended  to reflect  the assignment
                                        to  such Trust.  In the  absence of
                                        such an  amendment, such  Trust may
                                        not   have  a   perfected  security
                                        interest  in the  Financed Vehicles
                                        securing  the  Receivables in  some
                                        states. Unless  otherwise specified
                                        in    the    related     Prospectus
                                        Supplement,  the  Seller  will   be
                                        obligated    to   repurchase    any
                                        Receivable  sold to  a Trust  as to
                                        which  a  first perfected  security
                                        interest in the name  of the Seller
                                        in  the  Financed Vehicle  securing
                                        such Receivable shall  not exist as
                                        of  the  date  such  Receivable  is
                                        purchased  by such  Trust, if  such
                                        breach  shall materially  adversely
                                        affect the  interest of  such Trust
                                        in  such  Receivable  and  if  such
                                        failure  or breach  shall not  have
                                        been cured  by the last day  of the
                                        second (or,  if the  Seller elects,
                                        the  first)  month  following   the
                                        discovery  by  or   notice  to  the
                                        Seller  of  such  breach.  If  such
                                        Trust  does  not have  a  perfected
                                        security  interest  in  a  Financed
                                        Vehicle, its ability  to realize on
                                        such Financed Vehicle  in the event
                                        of  a  default   may  be  adversely
                                        affected.   To   the   extent   the
                                        security  interest   is  perfected,
                                        such Trust will have  a prior claim
                                        over subsequent purchasers of  such
                                        Financed  Vehicles  and holders  of
                                        subsequently   perfected   security
                                        interests.   However,   as  against
                                        liens   for  repairs   of  Financed
                                        Vehicles or for taxes  unpaid by an
                                        Obligor  under  a  Receivable,   or
                                        because  of  fraud  or  negligence,
                                        such Trust could  lose the priority
                                        of  its  security interest  or  its
                                        security   interest   in   Financed
                                        Vehicles.  Neither  the Seller  nor
                                        the   Servicer   will   have    any
                                        obligation    to    repurchase    a
                                        Receivable as  to which any  of the
                                        aforementioned  occurrences  result
                                        in  a Trust's  losing the  priority
                                        of  its  security interest  or  its
                                        security  interest  in the  related
                                        Financed Vehicle after the  Closing
                                        Date.

                                        Federal    and    state    consumer
                                        protection       laws        impose
                                        requirements   upon   creditors  in
                                        connection   with   extensions   of
                                        credit  and  collections of  retail
                                        installment  loans, and  certain of
                                        these  laws  make  an  assignee  of
                                        such a  loan liable to  the obligor
                                        thereon  for any  violation by  the
                                        lender. Unless  otherwise specified
                                        in    the     related    Prospectus
                                        Supplement,  the  Seller  will   be
                                        obligated    to   repurchase    any
                                        Receivable  which  fails to  comply
                                        with such requirements.

Tax Status  . . . . . . . . . . .       Unless  the  Prospectus  Supplement
                                        specifies  that  the related  Trust
                                        will be treated as a  grantor trust
                                        and,  except as  otherwise provided
                                        in   such  Prospectus   Supplement,
                                        upon  the issuance  of the  related
                                        series  of  Securities (a)  Federal
                                        Tax  Counsel  to  such  Trust  will
                                        deliver  an opinion  to the  effect
                                        that,   for   federal  income   tax
                                        purposes:  (i)  any Notes  of  such
                                        series  will  be  characterized  as
                                        debt and  (ii) such Trust  will not
                                        be characterized as an  association
                                        (or a publicly traded  partnership)
                                        taxable  as a  corporation and  (b)
                                        Michigan Tax Counsel  to such Trust
                                        will  deliver  an  opinion  to  the
                                        effect      that      the      same
                                        characterizations  would apply  for
                                        Michigan    income    and    single
                                        business   tax   purposes  as   for
                                        federal  income  tax  purposes.  In
                                        respect  of any  such series,  each
                                        Noteholder, by the  acceptance of a
                                        Note of such series,  will agree to
                                        treat  such  Note as  indebtedness,
                                        and each Certificateholder, if  the
                                        Certificates   are   not   retained
                                        solely   by   the  Seller   or   an
                                        affiliate    thereof,     by    the
                                        acceptance  of  a  Certificate   of
                                        such  series, will  agree to  treat
                                        such  Trust  as  a  partnership  in
                                        which  such Certificateholder  is a
                                        partner  for  federal  income   and
                                        Michigan    income    and    single
                                        business tax  purposes. Alternative
                                        characterizations  of  such   Trust
                                        and    such     Certificates    are
                                        possible, but  would not  result in
                                        materially       adverse        tax
                                        consequences to Certificateholders.

                                        If   the    Prospectus   Supplement
                                        specifies  that  the related  Trust
                                        will  be treated as a grantor trust
                                        and  except  as otherwise  provided
                                        in   such   Prospectus  Supplement,
                                        upon  the issuance  of the  related
                                        series  of   Certificates,  Federal
                                        Tax  Counsel  to  such  Trust  will
                                        deliver  an opinion  to the  effect
                                        that such Trust will  be treated as
                                        a grantor trust  for federal income
                                        tax  purposes   and  will   not  be
                                        subject to federal income tax.

                                        See  "Certain  Federal  Income  Tax
                                        Consequences"  and  "Certain  State
                                        Tax  Consequences"  for  additional
                                        information     concerning      the
                                        application    of    federal    and
                                        Michigan tax laws.

ERISA Considerations  . . . . . .       Subject   to   the   considerations
                                        discussed       under        "ERISA
                                        Considerations"  herein and  in the
                                        related Prospectus  Supplement, and
                                        unless     otherwise      specified
                                        therein,  the Notes  of any  series
                                        and  any Certificates  issued by  a
                                        Trust that is  a grantor trust  and
                                        are not  subordinated to  any other
                                        class   of  Certificates   will  be
                                        eligible  for purchase  by employee
                                        benefit plans.

                                        Unless  otherwise specified  in the
                                        related Prospectus  Supplement, the
                                        Certificates  of  any  series  that
                                        are   subordinated  to   any  other
                                        Security  of that series may not be
                                        acquired  by  any employee  benefit
                                        plan   subject   to  the   Employee
                                        Retirement  Income Security  Act of
                                        1974, as  amended ("ERISA"),  or by
                                        any individual retirement  account.
                                        See  "ERISA Considerations"  herein
                                        and   in  the   related  Prospectus
                                        Supplement.


                            SPECIAL CONSIDERATIONS

     Certain Legal Aspects -- Security Interests in Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.

     Certain Legal Aspects -- Bankruptcy Considerations. The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the Receivables by the Seller to such Trust is a valid sale of the Receivables to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

     A case  decided by  the United  States Court  of Appeals  for the
Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial
Code ("UCC").   Although the Contracts  constitute  chattel  paper  rather than accounts under the UCC,  sale of chattel paper, like sales  of
accounts, must be perfected  under Article 9  of the UCC.   If CFC  were to
become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Owner Trust (and thus the Indenture Trustee) or the Grantor Trust (and thus the Trustee), as applicable, could experience a
delay  in or  reduction of collections    on   the   Contracts,   and   the
Noteholders   and/or   the Certificateholders could incur a loss on their
investment as a result.

     With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so specifies, upon the occurrence of an Insolvency Event with respect to the Company (which, unless otherwise specified in the related Prospectus Supplement, will be a wholly-owned subsidiary of the Seller or a limited liability company of which the Seller and/or one or more of its wholly-owned subsidiaries are members, as set forth in such Prospectus Supplement), the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the related Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the related Reserve Account, the related Note Distribution Account, if any, and the related Certificate Distribution Account, if any, with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay the Notes, if any, and the Certificates, if any, of each related series in full, the amount of principal returned to any Noteholders or the Certificateholders of each series of such Trust will be reduced and such Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event".

     Trust's Relationship to the Seller and its Affiliates. None of CFC, Chrysler Corporation ("Chrysler") or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.

     However, in connection with the sale of Receivables by the Seller to a Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". Moreover, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding CFC and Chrysler. In addition, CFC and Chrysler are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding CFC and Chrysler, reference is made to such reports and other information, which are available as described under "Available Information".

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes and/or Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of Notes of such series, and distributions of interest and principal on one or more classes of Certificates may be subordinated in priority of payment to interest and principal due on the Notes, if any, and one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by CFC, the applicable Trustee, any Indenture Trustee or any other person or entity. Moreover, in the case of a Trust that issues more than one series of Securities, the Securities of a series issued by such Trust will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. Consequently, holders of the Securities of any series must rely for repayment upon payments on solely the Receivables allocated to such series and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement for such series, all as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a Receivables Pool and "-- Insolvency Event" regarding the possible sale
(if provided for in the related Prospectus Supplement) of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the applicable Company occurs.

     Risk of Commingling. With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account for such series within two business days of receipt thereof. However, in the event that CFC satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as CFC is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account for such series until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Servicer Default. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders, if any, with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders, if any, of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, each class of a series of Securities will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     The Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust allocated to a series of Securities issued by such Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts (and, with respect to Fixed Value Receivables (as defined below), the right to certain payments on retail installment sale contracts) between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers and purchased by CFC, directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements"). Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors. On the applicable Closing Date, after the issuance of the Securities of a series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables allocable to such series of Securities will be conveyed to the Trust as frequently as daily during the Funding Period and Additional Receivables allocable to such series of Securities may be conveyed to the Trust during the Revolving Period. Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable Trust allocated solely to such series of Securities, subject to the prior rights of the related Indenture Trustee and the related Noteholders, if any, therein. The property of each Trust allocated to a series of Securities issued by such Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing (as allocated to such series of Securities and together the Receivables Pool allocated to such series and payments thereon, the "Series Trust Property"). To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement or Previously Issued Securities may be a part of the property of the Series Trust Property in a Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. If a Trust issues more than one series of Securities, the Securities of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. Additionally, pursuant to contracts between the Seller and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     If the protection provided to any Noteholders of a series by the subordination of the related Certificates, if any, and by the Reserve
Account, if any, or other credit enhancement for such series or the protection provided to the related Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the Receivables in the related Series Trust Property, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables in the related Series Trust Property and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing such Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be purchased by the Seller, directly or indirectly, from Dealers in the ordinary course of business through its branches located in the United States. Most of the Dealers sell products manufactured and/or distributed by Chrysler. The retail installment sale contracts are purchased pursuant to the Dealer Agreements. The Seller purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

     The Receivables to be held by a Trust and allocated to a series of Securities will be selected from the Seller's portfolio for inclusion in the related Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Fixed Value Receivables, may be a final fixed value payment) that fully amortize the amount financed over its original term to maturity,
(iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

     "Fixed Value Receivables" are monthly receivables originated under CFC's Gold Key Plus program and secured by new automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Fixed Value Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to CFC provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Receivables, unless otherwise provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment will be included in such Trust; the final fixed value payment will be sold by the Seller to the applicable Company. However, in the case of a Trust that is not a grantor trust, such Company will have the option to transfer the final fixed value payments with respect to the related Fixed Value Receivables retained by such Company to such Trust and to cause such Trust to issue certificates representing interests in such final fixed value payments or indebtedness secured by such final fixed value payments.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and any finance charges up to the date of final payment.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the Seller and its United States subsidiaries pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile and light duty truck receivables (including receivables previously sold which CFC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a Trust and "-- Insolvency Event" regarding the possible sale (if provided for in the related Prospectus Supplement) of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Company applicable to such Trust occurs.

     In addition, a Prospectus Supplement may provide for a Revolving Period during which principal collections in respect of the Receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related Series Trust Property rather than applied to make distributions on the related Securities. Any such application would increase the weighted average life of such Securities. Moreover, a Prospectus Supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in certain Eligible Investments and distributed on the related Securities in planned amounts on scheduled Distribution Dates.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders, if any, of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The
"Certificate  Pool  Factor"  for  each   class  of  Certificates  will  be  a
seven-digit   decimal  which  the   Servicer  will  compute   prior  to  each
distribution  with respect  to  such  class  of Certificates  indicating  the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate
Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement with respect to a series, the Noteholders, if any, and the Certificateholders, if any, of such series will receive reports on or about each Payment Date concerning with respect to the Collection Period immediately preceding such Payment Date, payments received on the related Receivables, the related Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition,
Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".


                               USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a series will be applied by the applicable Trust (i) to the purchase of the Receivables and, if applicable, any Previously Issued Securities from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to such series of Securities for general corporate purposes.


                        CHRYSLER FINANCIAL CORPORATION

     CFC is a financial services organization, all of the common stock of which is owned by Chrysler. CFC, a Michigan corporation, is the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler into a newly acquired, previously nonaffiliated finance company incorporated in 1926. CFC is engaged in automotive retail, wholesale and fleet financing, servicing commercial leases and loans, secured small business financing, and property, casualty and other insurance and automotive dealership facility development and management. CFC's business is substantially dependent upon the operations of Chrysler. In particular, lower levels of production and sale of Chrysler's automotive products could result in a reduction in the level of finance and insurance operations of CFC. See "Special Considerations -- Trust's Relationship to the Seller; Financial Condition of Chrysler Corporation" in the related Prospectus Supplement. The related Prospectus Supplement will set forth certain additional information with respect to CFC. CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (810) 948-3058.

     CFC will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the applicable Receivables by CFC to such Trust is a valid sale of such Receivables to such Trust. In addition, CFC and such Trust will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to such Trust and CFC will take all actions that are required to perfect the Trust's ownership interest in such Receivables. Notwithstanding the foregoing, if CFC were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to a Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CFC arising before the transfer of Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of CFC's bankruptcy estate and would not be available to CFC's creditors.

     On December 31, 1995, Chrysler Credit Corporation ("CCC"), which had been a wholly owned subsidiary of CFC and had provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States and had originated and serviced CFC's motor vehicle loan portfolio, was merged into CFC.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, the forms of which have been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     If a Trust issues more than one series of Notes, each such series may be issued pursuant to a master Indenture. In such a case, the Notes of a series will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest with respect to each class of Notes of a series will be described in the related Prospectus Supplement. The right of holders of any class of Notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement. The aggregate initial principal amount of the Notes and Certificates, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, be greater than the aggregate initial principal balance of the Receivables in that series.

     To the extent specified in the related Prospectus Supplement, payments to Noteholders of two or more classes within a series in respect of interest may have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on such Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case the holders of such classes of Notes will receive its ratable share (based upon the aggregate amount of interest due to such classes of Noteholders) of the aggregate amount available to be distributed in respect of interest on such Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class. A series with Notes may provide for a Revolving Period, during which collections of principal in respect of the Receivables are not applied to payments of principal of such Notes, or may provide for a liquidity facility of similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates.

THE INDENTURE

     Master Indenture. If a Trust issues more than one series of Notes, such a series may be issued pursuant to a base indenture and a series supplement thereto that relates to such series of Notes (such base indenture together with such series supplement being also referred to herein as an "Indenture").

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the Series Trust Property securing such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or for such other longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. The amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     In the case of a Trust that issues more than one series of Notes, an Event of Default with respect to one such series of Notes will not of itself constitute an Event of Default with respect to any such other series of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Series Trust Property allocated to such series, exercise remedies as a secured party, sell the Receivables included in such Series Trust Property or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any Note of such series, unless (i) the holders of all the outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of such Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

     If a Trust issues more than one series of Notes, each such series of Notes will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee in respect of such series, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect to such Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the holders of a series of Notes, by accepting such Notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have and will not assert any claims against any Series Trust Property allocated to any other series of Notes issued by such Trust.

     With respect to any series of Notes issued by a Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the Trust or to any related Noteholder or Certificateholder.

     With respect to each series of Notes issued by a Trust, such Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust and such series (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the Series Trust Property allocated to such series, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of such series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such Series Trust Property or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual  Compliance Statement.    Each  Trust will  be  required to  file
annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the Series Trust Property securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, if so specified in the related Prospectus Supplement, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a series purchased by the applicable Company, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $20,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the related Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities". Any Certificates of a given series owned by the applicable Company or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").


     If a Trust issues more than one series of Certificates, Certificates of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of
Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. A series with Certificates may provide for a Revolving Period, during which collections of principal on the Receivables are not applied to distributions on the related Securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related Securities to be paid in planned amounts on scheduled Distribution Dates. The aggregate initial principal amount of the Certificates and the Notes, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, for such series be greater than the aggregate initial principal balance of the Receivables in that series.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes"


and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities"
published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                          D X 360
              Money Market Yield     =                 X  100
                                        -------------
                                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The   "Calculation  Date"   pertaining  to   any   Federal  Funds   Rate
Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day (as defined in the Indenture or Pooling and Servicing Agreement) and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for the period of the specified Index Maturity to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for the period of the specified Index Maturity; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such
Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic
book-entries,  thereby  eliminating   the  need  for  physical   movement  of
certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the applicable Company holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Administrator, if any, the applicable Trustee nor the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in
Euroclear  in any  of 32  currencies,  including United  States dollars.  The
Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve
System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Notes to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates, including, if applicable, the difference, if any (which may be a positive or negative number) between the amount determined on such date to be distributable to Noteholders and Certificateholders on account of principal on the next preceding Payment Date and the amount actually distributed to Noteholders and Certificateholders on account of principal on such Payment Date (the "Noteholders' Reconciliation
     Principal Adjustment Amount" and "Certificateholders' Reconciliation Principal Adjustment Amount", respectively);

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, included in the related Series Trust Property that were repurchased in such Collection Period;

          (x) the balance of the related Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the related Funding Period (if any), the related remaining Pre-Funded Amount; and

          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller with respect to a series of Securities and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates, if any, will be issued and each Administration Agreement pursuant to which CFC will undertake certain administrative duties with respect to a series of Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On the Closing Date specified with respect to any series of Securities in the related Prospectus Supplement (the "Closing Date"), the Seller will, if so specified in such Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates, as applicable. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The related Prospectus Supplement for a series of Securities will specify whether, and the terms, conditions and manner under which, Subsequent Receivables for such series will be sold by the Seller to the applicable Trust from time to time during any Funding Period for such series on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements;
(iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of the related series for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The Seller's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

     With respect to each Trust that issues one or more series of Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, if any, of such series, into which all payments made on or with respect to the Receivables included in the Series Trust Property for such series will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for such series for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for such series for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders. The Trust Accounts relating to a series of Securities will not contain funds relating to any other series of Securities.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables allocated to such series will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account for such series, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a series of Securities, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement
(collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle retail sale contracts. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies for a series, funds in any Reserve Account for such series may be invested in securities that will not mature prior to the date of the next distribution with respect to the Certificates or Notes of such series and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables allocated to the related series (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders of such series could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date or Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust in respect of a series and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement) for the related series. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

     With respect to each series, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) CFC is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

     If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the Simple Interest Receivables allocated to a series at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable allocated to a series becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account for such series and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any series, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance for such series as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid solely to the extent of the Interest Distribution Amount for such series. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of such series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account, if any, for distribution to Noteholders, if any, and Certificateholders, if any, to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

     In the case of a Trust that issues more than one series of Securities, the distributions on the Securities of any such series will be made solely from funds in the Series Trust Property allocated to such series and not from any other Series Trust Property.

     Allocation of Collections on Receivables; Reconciliation. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. If so specified in a Prospectus Supplement, the amounts of collections on the Receivables of a series that are allocable to interest and principal, respectively, will first be estimated and then be reconciled in the following manner with the following effect on the distributions on the related Securities.

     On the Business Day immediately preceding each Distribution Date or Payment Date (a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date or Payment Date (excluding amounts retained in the Collection Account from prior periods, as described below). Such amount shall be allocated first to interest based on the weighted average APR and Pool Balance of the Receivables as of the first day of the related Collection Period, plus an amount related to the investment earnings on amounts contained in the Pre-Funding Account, if any, maintained with the Indenture Trustee or the Trustee, as applicable, in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and then any remaining amount in the Collection Account shall be allocated to principal. Payments to Securityholders shall be distributed on each Distribution Date or Payment Date in accordance with such allocations, with appropriate adjustments from the prior period as described below, together with a payment notice setting forth the amount of such payment allocable to interest and the amount allocable to principal, including, separately stated, the amount attributable to any adjustment from the prior period. On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee or the Trustee, as applicable, with certain information with respect to the Collection Period related to the prior Distribution Date or Payment Date. On such current Determination Date or Payment Date, (i) the amounts so allocated and distributed on the preceding Distribution Date or Payment Date will be reconciled with the information provided by the Servicer on the preceding Determination Date, (ii) amounts will be deposited in the Reserve Account or held in the Collection Account, as appropriate, and (iii) reports reflecting such reconciled amounts will be forwarded to Securityholders. If, based on such reconciliation, the amounts distributed to Securityholders on account of principal on the preceding Distribution Date or Payment Date were less than the amounts required to be so distributed based on the reconciliation, the amount of such deficiency shall be retained in the Collection Account for distribution to Securityholders on such current Distribution Date or Payment Date. If amounts were distributed to holders as principal in excess of amounts allocable to principal based on such reconciliation, the amount of such excess will be deducted from principal when calculating principal distributable on such current Distribution Date or Payment Date. The payment of principal as described above is not expected to have a material effect on the average life of any class of Securities.

CREDIT AND CASH FLOW ENHANCEMENT; LIQUIDITY ARRANGEMENTS

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related
Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities of a series, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps (including without limitation currency swaps), other interest rate protection agreements, repurchase obligations (including without limitation put options), yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement or any such other arrangement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement or any such other arrangement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the applicable Company.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each series as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies  of  such  statements   and  certificates  may  be   obtained  by
Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that CFC may not resign from its obligations and duties as Servicer thereunder, except upon determination that CFC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed CFC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement , any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the related Trust Accounts or the related Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer, the Seller or any related Company. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes of a series evidencing at least a majority in principal amount of the then outstanding Notes of such series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account for such series in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of a series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the Trust Accounts for such series in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

INSOLVENCY EVENT

     Subject to the following paragraph, with respect to a Trust that is not a grantor trust, if the related Prospectus so provides, upon the occurrence of an Insolvency Event with respect to the Company in respect of such Trust, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than such Company) of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by such Company), (ii) holders of each class of Notes, if any, of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class and (iii) holders, if any, of certificates representing more than 50% of the aggregate unpaid principal amount of certificates representing interests in, or indebtedness secured by, final fixed value payments with respect to the Fixed Value Receivables, if any, initially purchased by such Company and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Fixed Value Securities"), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given to such Noteholders, Certificateholders and holders of Fixed Value Securities; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and Certificate Distribution Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust allocable to each series issued by such Trust will be treated as collections on such Receivables and deposited in the related Collection Account for such series. With respect to any series of such Trust, if the proceeds from the liquidation of the Receivables allocated to such series and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account for such series are not sufficient to pay the Notes, if any, and the Certificates of such series in full, the amount of principal returned to Noteholders and Certificateholders of such series will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

     If the related Prospectus Supplement so provides, the applicable Company with respect to the related Trust will agree under the related Trust Agreement to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner.

TERMINATION

     With respect to each series, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable included in the Series Trust Property allocated to such series and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of such series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables included in Series Trust Property allocated to a series is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance") of such series, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance of such series is equal to or less than the percentage of the Initial Pool Balance of such series specified in the related Prospectus Supplement, solicit bids for the purchase of such Receivables remaining in such Trust and allocated to such series, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then such remaining Receivables will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     CFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of Notes, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     All contracts originated or acquired by the Seller name the Seller or CCC as obligee or assignee and as the secured party. The Seller also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's or CCC's security interest in the financed vehicle, including, where applicable, having a notation of its lien or CCC's lien, as applicable, recorded on such vehicle's certificate of title. Because the Seller continues to service the contracts, the obligors on the contracts will not be notified of the sale to the Trust, and no action will be taken to record the transfer of the security interest from CCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     The Seller will assign its interests in the Financed Vehicles securing the related Receivables to each Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (as applicable). However, because of the administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to a Financed Vehicle. Also, the Seller will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien or CCC's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain or assign to the Trust a perfected security interest, the security interest of the Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace.
Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the certificates are retained by the Seller or an affiliate thereof, or (iii) whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. Proposed investors in the Notes should consult their tax advisers concering proposed legislation to reduce the federal income tax rates on capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt
Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust and each separate Series Trust Property as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership  being the  Certificateholders  (including  the  Company  in  its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the related partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement


(here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9 1997, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each  foreign holder  might be  required to  file a  U.S. individual  or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

     Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Certificates of which are retained by Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder.

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation. Alternatively, and more likely in the view of Federal Tax Counsel the Trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.

     Nonetheless,  treatment   of  Notes  as  equity  interests   in  such  a
partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.


TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     FASIT Legislation. During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Securities and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement or the Pooling and Servicing Agreement, as applicable, will permit the Seller or the Trustee to take the appropriate action, or will set forth certain conditions which, if satisfied, will permit the Seller to amend such Trust Agreement or Pooling and Servicing Agreement, in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement or Pooling and Servicing Agreement as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller or the Trustee will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement or Pooling and Servicing Agreement in connection with any election. Transition rules provided for by the FASIT legislation contemplate that the entities in existence on August 31, 1997 may elect to be taxed under the FASIT rules. However, how such an election would be made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.


                CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO
               TRUSTS WHICH ISSUE ONE OR MORE CLASSES OF NOTES

     The activities of servicing and collecting the Receivables will be undertaken by the Servicer which is a Michigan corporation. The State of Michigan imposes a state individual income tax and a single business tax on corporations, partnerships and other entities doing business in the State of Michigan. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

     Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                                    * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.


     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Seller by the General Counsel of the Seller. Certain Michigan state tax and other matters will be passed upon for the Trust by the General Counsel of the Seller.

                                INDEX OF TERMS

Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Additional Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . . . .
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificateholders' Reconciliation Principal Adjustment Amount  . . . . . . .
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . . . .
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . . . .
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commodity Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . .
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Currency Indexed Securities . . . . . . . . . . . . . . . . . . . . . . . . .
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . . .
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Value Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . . . .
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Commodity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Michigan Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . .
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Noteholders' Reconciliation Principal Adjustment Amount . . . . . . . . . . .
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . .
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Previously Issued Securities  . . . . . . . . . . . . . . . . . . . . . . . .
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . . . .
Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rule of 78's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rule of 78's Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . .
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . . . .
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Series Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . .
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Stock Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Stock Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . .
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . . . .
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                                      ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     Trading between CEDEL  and/or Euroclear Participants.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Offered Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Person with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Offered Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Offered Notes or such owner's agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.




      NO DEALER, SALESPERSON OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS, OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS, AND, IF
GIVEN OR MADE, SUCH INFORMATION OR                         $_____________
REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE                    PREMIER AUTO TRUST
SELLER OR BY THE UNDERWRITERS. THIS                              199_-_
PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS DO NOT CONSTITUTE AN OFFER
TO SELL, OR A SOLICITATION OF AN
OFFER TO BUY, THE SECURITIES OFFERED                       $___________
HEREBY TO ANYONE IN ANY JURISDICTION             ____% ASSET BACKED NOTES, CLASS A-2
IN WHICH THE PERSON MAKING SUCH OFFER
OR SOLICITATION IS NOT QUALIFIED TO                        $___________
DO SO OR TO ANYONE TO WHOM IT IS                 ____% ASSET BACKED NOTES, CLASS A-3
UNLAWFUL TO MAKE ANY SUCH OFFER OR
SOLICITATION. NEITHER THE DELIVERY OF                      $___________
THIS PROSPECTUS SUPPLEMENT AND THE               ____% ASSET BACKED NOTES, CLASS A-4
PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY                                 $__________
CIRCUMSTANCES, CREATE AN IMPLICATION             ____% ASSET BACKED NOTES, CLASS B
THAT INFORMATION HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO
THE DATE OF THIS PROSPECTUS
SUPPLEMENT OR PROSPECTUS.                         CHRYSLER FINANCIAL CORPORATION
      _______________________                           SELLER AND SERVICER

         TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT                     ---------------------------------
                                  PAGE
                                                       PROSPECTUS SUPPLEMENT
Reports to Noteholders  . . . . .  S-
Summary of Terms  . . . . . . . .  S-            ---------------------------------
Special Considerations  . . . . .  S-
The Trust . . . . . . . . . . . .  S-
The Receivables Pool  . . . . . .  S-
Chrysler Financial Corporation  .  S-                      (UNDERWRITERS)
Weighted Average Life of
  the Notes . . . . . . . . . . .  S-
Description of the Notes  . . . .  S-
Description of the Transfer and
Servicing Agreements  . . . . . .  S-
Certain Federal Income Tax
  Consequences  . . . . . . . . .  S-
ERISA Considerations  . . . . . .  S-
Underwriting  . . . . . . . . . .  S-
Legal Opinions  . . . . . . . . .  S-
Index of Terms  . . . . . . . . .  S-

              PROSPECTUS

Available Information . . . . . . . .
Incorporation of Certain Documents by
Reference . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . .
Special Considerations  . . . . . . .                 ---------------------
The Trusts  . . . . . . . . . . . . .
The Receivables Pools . . . . . . . .                DATED ___________, 199_
Weighted Average Life of the
  Securities  . . . . . . . . . . . .
Pool Factors and Trading Information
Use of Proceeds . . . . . . . . . . .
Chrysler Financial Corporation. . . .
Description of the Notes. . . . . . .
Certain Information Regarding
  the Securities. . . . . . . . . . .
Description of the Transfer and
  Servicing Agreements. . . . . . . .
Certain Legal Aspects of the
  Receivables . . . . . . . . . . . .
Certain Federal Income Tax
  Consequences. . . . . . . . . . . .
Certain State Tax Consequences with
  Respect to Trusts which Issue one
  or more Classes of Notes. . . . . .
ERISA Considerations. . . . . . . . .
Plan of Distribution. . . . . . . . .
Legal Opinions  . . . . . . . . . . .
Index of Terms  . . . . . . . . . . .
Annex I . . . . . . . . . . . . . .A-1

     UNTIL 90 DAYS AFTER THE DATE OF THIS
PROPSECTUS SUPPLEMENT, ALL DEALERS EFFECTING
TRANSACTIONS IN THE NOTES OFFERED BY THIS
PROSPECTUS SUPPLEMENT, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY
BE REQUIRED TO DELIVER THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS.  THIS IS
IN ADDITION TO THE OBLIGATION OF
DEALERS TO DELIVER THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS WHEN ACTING
AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

               The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



          Registration Fee  . . . . . . . . . . . . . . . .   $2,424,243.00
          Printing Expenses . . . . . . . . . . . . . . . .      225,000.00
          Trustee Fees and Expenses . . . . . . . . . . . .      172,500.00
          Legal Fees and Expenses . . . . . . . . . . . . .      150,000.00
          Accountants' Fees and Expenses  . . . . . . . . . .    150,000.00
          Rating Agencies' Fees . . . . . . . . . . . . . .    1,500,000.00
          Miscellaneous . . . . . . . . . . . . . . . . . .          257.00
                                                               ------------
                    Total . . . . . . . . . . . . . . . . .   $4,622,000.00


---------------
   * All amounts except registration fee are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Chrysler  Corporation   (parent   of  the   Registrant)   is
          incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal actions or proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

               Section   B   of  Article   VIII   of  the   Certificate  of
          Incorporation of Chrysler Corporation, the parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, Chrysler Corporation will indemnify the officers and directors of Chrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, Chrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Chrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

               The Registrant is incorporated under Michigan law. Sections 561 to 565, inclusive, and Sections 567 and 569 of the Michigan Business Corporation Act provide, in effect, that a Michigan corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer or director of such corporation, or is or was serving at there quest of such corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Michigan corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


          ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS
               (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

                1.1  Form of Underwriting Agreement for the Notes. Filed as
          Exhibit 1.1 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

                1.2 Form of Underwriting Agreement for the Certificates. Filed as Exhibit 1.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

                3.1 Restated Articles of Incorporation of Chrysler Financial Corporation as adopted and filed with the Corporation Division of Michigan Department of Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No. 2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.

                3.2 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985, respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

                3.3 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14, 1987, respectively. Filed as Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1987, and incorporated herein by reference.

                3.4 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and January 25, 1988, respectively. Filed as Exhibit 3-D to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

                3.5 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September 13, 1989, January 31, 1990 and March 8, 1990, respectively. Filed as Exhibit 3-E to the Annual
          Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

                3.6 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended March 31, 1990, and incorporated herein by reference.

                3.7 By-Laws of Chrysler Financial Corporation as amended to August 1, 1990. Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.

                3.8 By-Laws of Chrysler Financial Corporation as amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

               *3.9 Form of Certificate of Trust for Premier Auto Trusts (included in Exhibit 4.2).

               *4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

               *4.2 Form of Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates). Filed as Exhibit 4.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

              *4.3 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).

               *5.1 Opinion of Christopher A. Taravella, Esq. with respect to legality.

               *8.1   Opinion of Brown &  Wood LLP with respect  to federal
          tax matters.

               *8.2 Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law.

               *23.1 Consent of Christopher A. Taravella, Esq. (included in the opinions filed as Exhibits 5.1 and 8.2).

               *23.2 Consent of Brown & Wood LLP (included in its opinion filed as Exhibit 8.1).

                24.1 Power of Attorney.

                *25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

                *25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

               *99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

                99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 28.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

               *99.3 Form of Purchase Agreement between the Company and the Registrant.


          ______________________________
          *To be filed by amendment.


          ITEM 17.  UNDERTAKINGS

               (a) As to Rule 415:
               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To   remove   from   registration   by   means   of   a
          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

               (b)  As   to   documents   subsequently   filed   that   are
          incorporated by reference:

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) As to indemnification:

               Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                 SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 11th day of July, 1997.
                                           CHRYSLER FINANCIAL CORPORATION

                                            by:    /s/ T.W. SIDLIK
                                            ----------------------
                                            Name:  T.W. Sidlik
                                            Title: Chairman  of the Board

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   Signature                   Title                  Date
                   _________                   _____                  ____

          Principal Executive Officer:

          /s/ T.W. Sidlik        Chairman of the Board            July 11, 1997
              _______________
              T.W. Sidlik


          Principal Financial Officer:

          /s/ D.M. Cantwell   Vice President and Treasurer       July 11, 1997
              ________________
              D.M. Cantwell

          Principal Accounting Officer:

          /s/ T.F. Gilman       Vice President and Controller    July 11, 1997
              ________________
              T.F. Gilman

          Board of Directors:

                        *              Director                July 11, 1997
               ___________________
               T.P. Capo

                        *              Director                July 11, 1997
               ___________________
               D.L. Davis


                        *              Director                 July 11, 1997
               ____________________
               W.J. O'Brien III

                        *              Director                July 11, 1997
                ___________________
                T.W. Sidlik


                        *              Director                July 11, 1997
                ___________________
                  G.C. Valade


              *By:  /s/ B.C. Babbish
              ---------------------------------
                    B.C. Babbish
                    Attorney-in-Fact


                                    EXHIBIT INDEX



          EXHIBIT
            NO.                               DESCRIPTION OF EXHIBIT
          -------                             ----------------------

           1.1           Form  of  Underwriting  Agreement for  the  Notes.
                         Filed as Exhibit 1.1 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

           1.2 Form of Underwriting Agreement for the Certificates. Filed as Exhibit 1.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

           3.1 Restated Articles of Incorporation of Chrysler Financial Corporation as adopted and filed with the Corporation Division of Michigan Department of Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No. 2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.

           3.2 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985, respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

           3.3 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14,
                         1987, respectively. Filed as Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1987, and incorporated herein by reference.

           3.4 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and January 25, 1988, respectively. Filed as Exhibit 3-D to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

           3.5 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September 13, 1989, January 31, 1990 and March 8, 1990, respectively. Filed as Exhibit 3-E to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

           3.6 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended March 31, 1990, and incorporated herein by reference.

           3.7 By-Laws of Chrysler Financial Corporation as amended to August 1, 1990. Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.

           3.8           By-Laws  of  Chrysler   Financial  Corporation  as
                         amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

          *3.9 Form of Certificate of Trust for Premier Auto Trusts (included in Exhibit 4.2).

          *4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

          *4.2 Form of Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates). Filed as Exhibit 4.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.
          *4.3 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates).

          *5.1 Opinion of Christopher A. Taravella, Esq. with respect to legality.

          *8.1 Opinion of Brown & Wood LLP with respect to federal tax matters.

          *8.2 Opinion of Christopher A. Taravella, Esq. with respect to tax matters under Michigan law.

          *23.1          Consent   of   Christopher  A.   Taravella,   Esq.
                         (included in the opinions filed as Exhibits 5.1 and 8.2).

          *23.2 Consent of Brown & Wood LLP (included in its opinion filed as Exhibit 8.1).

           24.1          Power of Attorney.

          *25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

          *25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

          *99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

           99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 28.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.
          *99.3 Form of Purchase Agreement between the Company and the Registrant.

          ______________________________
          *To be filed by amendment.